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Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

NORTHWESTERN CORPORATION,	Case No. 03-12872 (CGC)

Debtor.

ORDER CONFIRMING DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF
REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

        NorthWestern Corporation, a Delaware corporation (the "Debtor" or "NOR"), having filed with this Court its voluntary petition for relief under Chapter 11 of Title 11, United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code") on September 14, 2003 (the "Petition Date"); and the Debtor having filed with this Court its First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated May 24, 2004 (the "First Amended Plan") and Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated August 18, 2004 [Dkt. No. 2020] (as thereafter modified, the "Second Amended Plan" or "Plan")1; and

          (i)    the Debtor having filed with this Court the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of the Debtor dated May 17, 2004 (the "First Amended Disclosure Statement"), Second Amended and Restated Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of the Debtor dated August 18, 2004 [Dkt. No. 2021] (the "Second Amended Disclosure Statement" or "Disclosure Statement") and Summary Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code dated August 18, 2004 [Dkt. No. 2023] (the "Summary Disclosure Statement"); and

          (ii)   the First Amended Disclosure Statement having been approved as containing "adequate information," as such term is defined in Section 1125 of the Bankruptcy Code, by Order of this Court dated May 26, 2004 [Dkt. No. 1373] (the "Disclosure Statement Approval Order"); and

          (iii)  the Disclosure Statement Approval Order having, (1) authorized the Debtor to solicit acceptances or rejections of the First Amended Plan, (2) approved the form of ballots to be transmitted with the First Amended Plan and First Amended Disclosure Statement for voting purposes, (3) fixed August 2, 2004 at 5:00 p.m. (PDT) as the deadline for submitting ballots accepting or rejecting the Plan (the "Voting Deadline"), (4) fixed August 2, 2004 at 4:00 p.m. (EDT) as the deadline for objections to confirmation of the First Amended Plan to be filed and served (the "Objection Deadline"), (5) fixed August 13, 2004 at 4:00 p.m. (EDT) as the deadline for the Debtor to file and serve any response to an objection to confirmation and (6) approved the form and manner of notice of the Confirmation Hearing (as defined below) and of the Voting and Objection Deadlines; and this Court having scheduled a hearing (as such hearing may be continued, the "Confirmation Hearing") pursuant to Section 1128 of the Bankruptcy Code for August 25, 2004 to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code; and

1Any capitalized term used herein but not otherwise defined shall have the meaning ascribed to such term in the Plan.

          (iv)  the Debtor having solicited votes on the First Amended Plan by transmitting copies of the First Amended Plan, First Amended Disclosure Statement, the Disclosure Statement Approval Order, a notice of the Confirmation Hearing (the "Confirmation Hearing Notice") and an appropriate ballot to all impaired creditors entitled to vote on the First Amended Plan; and the Court having considered the Declaration of Voting Agent Regarding Tabulation of Votes in Connection with Debtor's First Amended Plan of Reorganization [Dkt. No. 1930] (the "Voting Agent Declaration"); and

          (v)   it appearing that due notice of the Voting Deadline, the Confirmation Hearing and the Objection Deadline has been given by the Debtor to creditors and other parties-in-interest in accordance with the Disclosure Statement Approval Order, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure as evidenced by the affidavits of mailing and of publication filed with this Court; and the Disclosure Statement and Summary Disclosure Statement having been approved as containing "adequate information," as such term is defined in Section 1125 of the Bankruptcy Code, by Order of this Court dated September 2, 2004 [Dkt. No. 2033] (the "Resolicitation Order"); and

          (vi)  the Resolicitation Order having, (1) authorized the Debtor to resolicit acceptances or rejections of the Plan of Class 7, 8, and 9 claim holders, (2) approved the form of ballots to be transmitted with the Summary Disclosure Statement for voting purposes, (3) fixed September 29, 2004 at 5:00 p.m. (PDT) as the deadline for submitting ballots accepting or rejecting the Plan (the "Resolicitation Voting Deadline"), (4) fixed September 15, 2004 at 4:00 p.m. (EDT) as the deadline for objections to confirmation of the Plan to be filed and served, (5) approved the form and manner of notice of the continued Confirmation Hearing and of the Resolicitation Voting Deadline; and this Court having continued the Confirmation Hearing to October 6, 2004 to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code; and

          (vii) the Debtor having resolicited votes on the Plan by transmitting copies of the Summary Disclosure Statement, the Resolicitation Order, notice of the continued Confirmation Hearing (the "Continued Confirmation Hearing Notice") and an appropriate ballot to all impaired creditors entitled to vote on the Plan; and the Court having considered the Declaration of Voting Agent Regarding Tabulation of Votes in Connection with the Debtor's Second Amended Plan of Reorganization [Dkt. No. 2170]; and

          (viii) it appearing that due notice of the Resolicitation Voting Deadline and the continued Confirmation Hearing has been given by the Debtor to creditors and other parties-in-interest in accordance with the Resolicitation Order, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure as evidenced by the affidavits of mailing and publication filed with this Court; and

          (ix)  the Debtor having filed with this Court a Memorandum of Law in Support of Confirmation of the Debtor's Second Amended and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code [Dkt. No. 1928] and Memorandum of Law in Further Support of Confirmation of Debtor's Second Amended and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code and in Response to Supplemental Objections to Confirmation [Dkt. No. 2145] (the "Supplemental Brief") filed in response to the Supplemental Objection of Magten Asset Management Corporation to Confirmation of the Debtor's Second Amended and Restated Plan of Reorganization [Dkt. No. 2105] (the "Magten Objection") and the Supplemental Objection of Law Debenture Trust Company of New York to Confirmation of the Debtor's Second Amended Plan of Reorganization [Dkt. No. 2104] (the "Law Debenture Objection"); and

          (x)   it appearing that the objections to confirmation filed by certain parties-in-interest have been resolved, withdrawn or overruled; and

          (xi)  this Court having conducted the Confirmation Hearing on August 25, 2004 and the continued Confirmation Hearing on October 6, 2004, and after due deliberation and consideration and having reviewed all pleadings, proceedings and evidence heretofore presented in this Chapter 11 case and at the respective confirmation hearings and sufficient cause appearing therefore; and

        IT HAVING BEEN FOUND AND DETERMINED by this Court that:

        A.    Findings of Fact and Conclusions of Law.    The findings of fact and conclusions of law set forth herein and on the record of the Confirmation Hearing constitute the Court's findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rule 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. This Order incorporates the Court's oral ruling issued in the Debtor's Chapter 11 Case on October 8, 2004, which Order, among other things, confirmed the Plan in all respects and overruled all objections to confirmation not otherwise withdrawn or resolved as identified by the Debtor in Exhibit A to the Debtor's Memorandum of Law in Support of Confirmation of Debtor's Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1928], as amended, Notice of Filing of Amended Exhibit A to the Memorandum of Law in Support of Confirmation of Debtor's Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 2156].

        B.    Judicial Notice.    Pursuant to Federal Rule of Evidence 201, the Bankruptcy Court takes judicial notice of the documents included in the Debtor's Request to Take Judicial Notice of Certain Pleadings and Related Documents Filed with the Court filed on August 18, 2004 [Dkt. No. 1929] (the "Debtor's Request for Judicial Notice"). To the extent not included in the Debtor's Request for Judicial Notice, the Bankruptcy Court, pursuant to Federal Rule of Evidence 201, takes judicial notice of the docket of this Chapter 11 Case maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the various hearings held before the Bankruptcy Court during the pendency of the Debtor's Chapter 11 Case.

        C.    Offer of Proof.    The Bankruptcy Court takes judicial notice of the Debtor's Offer of Proof and Outline of Evidence in Support of Adequacy of Debtor's Procedures and Notice in Conjunction with its Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1932, Debtor's Exh. 15] (the "Offer of Proof"). The Bankruptcy Court enters into evidence Debtor's Exhibits 1-90, 114-121, 127-139, 142-146 and 150, identified on the Notice of Designation of Exhibits to be Used with Respect to the Confirmation Hearing filed on August 20, 2004 [Dkt. No. 1961], as such revised exhibits were introduced at the Confirmation Hearing, Exhibits 1-6 of the Creditors' Committee, identified on the Confirmation Hearing Amended Exhibit List of the Official Committee of Unsecured Creditors filed on August 23, 2004 [Dkt. No. 1970] and Exhibits 1 and 2 of the Equity Holders introduced into evidence at the Confirmation Hearing.

        Pursuant to Federal Rule of Evidence 201, the Bankruptcy Court takes judicial notice of the Supplemental Offer of Proof and Outline of Evidence in Support of the Adequacy of the Debtor's Procedures and Notice in Conjunction with its Second Amended and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code and Request to Take Judicial Notice of Certain Pleadings Filed with the Court [Dkt. No. 2166] (the "Supplemental Offer of Proof"). The Bankruptcy Court enters into evidence Debtor's Exhibits 151-166, 180 and 185, as such revised exhibits were introduced at the Confirmation Hearing.

        D.    Jurisdiction and Venue.    This Court has jurisdiction over this Chapter 11 Case and the subject matter of the Confirmation Hearing pursuant to 28 U.S.C. §§ 157 and 1334. The Confirmation Hearing is a "core proceeding" pursuant to 28 U.S.C. § 157(b)(2) and this Court has jurisdiction to enter a final order with respect thereto. Venue of this Chapter 11 Case in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

        E.    Background.

          1.    Petition.    On September 14, 2003 (the "Petition Date"), the Debtor filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code [Dkt. No. 1]. The Debtor continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or examiner in the Chapter 11 Case. The Creditors' Committee was appointed by the Office of the United States Trustee on September 30, 2003.

          2.    Appointment of the Creditors' Committee.    On October 2, 2003, the United States Trustee appointed a nine (9) member Creditors' Committee in this Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code to represent the interest of all holders of unsecured claims. The members of the Creditors' Committee were: (i) OCM Opportunities Fund IV, LP; (ii) Law Debenture Trust Company of New York, as successor Indenture Trustee to The Bank of New York; (iii) Franklin Templeton Mutual Series Fund; (iv) Wilmington Trust Co.; (v) HSBC Bank USA; (vi) Rocky Mountain Contractors, Inc.; (vii) Avenue Capital Management; (viii) AG Capital Recovery Partners III, LP; and (ix) Comanche Park, LLC [Dkt. No. 122]. By notice dated November 25, 2003, the United States Trustee added Magten Asset Management Corp. to the Creditors' Committee following Rocky Mountain Contractors, Inc. declining to serve on the Creditors' Committee [Dkt. No. 449]. By notice dated May 6, 2004, the United States Trustee removed Magten Asset Management Corp. and Law Debenture Trust Company of New York from the Creditors' Committee [Dkt. No. 1223]. By notice dated May 7, 2004, the United States Trustee removed Comanche Park, LLC from the Creditors' Committee [Dkt. No. 1238]. By notice dated July 27, 2004, the United States Trustee filed the Seventh Amended Notice of Appointment reflecting OCM Opportunities Fund IV, L.P.'s resignation from the Creditors' Committee effective July 19, 2004 [Dkt. No. 1764]. By written notice to the United States Trustee dated October 8, 2004, AG Capital Recovery Partners III, L.P., resigned from the Creditors' Committee effective October 8, 2004.

          As of the date of this Order, the Creditors' Committee was comprised of: (i) Franklin Templeton Mutual Series Fund; (ii) Wilmington Trust Co.; (iii) HSBC Bank USA; and (iv) Avenue Capital Management.

          3.    Bar Date Order and Notice Thereof.    The Court entered an order establishing January 15, 2004 at 5:00 p.m. (Pacific Standard Time) as the deadline for non-governmental creditors, and establishing April 15, 2004 at 5:00 p.m. (Pacific Standard Time) as the deadline for governmental creditors (collectively, the "Bar Date"), to file proofs of claim for each claim they assert against the Debtor that arose before the Petition Date [Dkt. No. 197, Debtor's Exh. 21] (the "Bar Date Order"). The notice of the Bar Date was mailed to all known creditors of the Debtor and published in numerous regional and national newspapers in accordance with the Bar Date Order. As described in the Affidavit of Service of Bar Date Notice, sworn to by Angela M. Lo on November 17, 2003 [Dkt. No. 406, Debtor's Exh. 22] (the "Lo Affidavit"), copies of: (i) the Notice of Deadlines for Filing Proofs of Claims and a personalized Proof of Claim were served on the creditors listed on Exhibit A to the Lo Affidavit; (ii) copies of the Notice of Deadlines for Filing Proofs of Claims and a blank Proof Claim were served upon the 2002 Service List attached as Exhibit B to the Lo Affidavit; and (iii) the Notice of Deadlines for Filing Proofs of Claim was served on the list attached as Exhibit C to the Lo Affidavit. The Court hereby finds that: (i) the transmittal of the Notice of Deadlines for Filing Proofs of Claim was adequate and sufficient under the circumstances of this Chapter 11 Case; (ii) such notice was provided in compliance with the Bar Date Order, the Bankruptcy Code and the Bankruptcy Rules; and (iii) no other or further notice is required.

        F.    Debtor's Property Rights, Title and Interests in Executory Contracts, Leases, and Rights of Way.    On July 16, 2004, the Debtor filed its Notice of Contracts the Debtor intends to Assume and/or Reject Pursuant to Section IV.F of the Debtor's First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization [Dkt. No. 1700] and on August 9, 2004, the Debtor filed its Notice of Amendment to Schedules of Contracts the Debtor Intends to Assume and/or Reject Pursuant to Section IV.F of the Debtor's First Amended Disclosure Statement [Dkt. No. 1866]. Pursuant to the notices, the Debtor indicated its intent to assume certain executory contracts, leases, and rights of way. On September 22, 2004, the Debtor filed its Omnibus Motion for Court Approval to Assume Certain Executory Contracts Pursuant to Section 365 of the Bankruptcy Code and Granting Related Relief [Dkt. No. 2108].

        G.    Class Action Settlement.    On or about April 28, 2004, the Debtor filed its Motion for Order Pursuant to Bankruptcy Rule 9019 Approving Memorandum of Understanding [Dkt. No. 1169, Debtor's Exh. 53] (the "MOU Motion"). On July 14, 2004, the Court held a hearing on the MOU Motion and on October 7, 2004 this Court entered its Memorandum Decision overruling the objection of Magten Asset Management Corporation approving the proposed settlement and finding that the proposed settlement meets the requirements of Bankruptcy Rule 9019 and applicable case law [Dkt. No. 2175].

        H.    The Plan.

          1.    The First Amended Plan.    On May 25, 2004, the Debtor filed its proposed First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of the Debtor [Dkt. No. 1352, Debtor's Exh. 1], which amended the First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of the Debtor filed on May 14, 2004. Also on May 25, 2004, the Debtor filed its proposed First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1351, Debtor's Exh. 2], which amended the First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code filed on May 14, 2004. After due notice and a hearing held on May 17, 2004, this Court entered on May 26, 2004 an Order (I) Approving First Amended Disclosure Statement, (II) Authorizing the Solicitation of Votes, (III) Scheduling a Hearing on Confirmation of the Plan of Reorganization, (IV) Establishing Notice Requirements Regarding the Confirmation Hearing and Approving the Form and Manner of Notice and (V) Granting Related Relief Respecting the Debtor's First Amended Plan of Reorganization [Dkt. No. 1373, Debtor's Exh. 3] finding that the First Amended Disclosure Statement contained "adequate information" within the meaning of Section 1125 of the Bankruptcy Code and established procedures for the Debtor's solicitation of votes on the First Amended Plan. In accordance with the Disclosure Statement Order, on or about June 4, 2004 the Debtor commenced the solicitation of votes on the First Amended Plan [Dkt. No. 1469, Debtor's Exh. 31], Affidavit of Service of Solicitation Materials.

          2.    The Second Amended Plan.    On August 18, 2004, the Debtor filed its Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1924, Debtor's Exh. 6], Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization of the Debtor [Dkt. No. 1926, Debtor's Exh. 8], and Summary Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code [Dkt. No. 1921, Debtor's Exh. 11]. On August 25, 2004, after due notice, the Court held a confirmation hearing on the Debtor's Second Amended Plan. On August 31, 2004, following the hearing, the Debtor filed its revised Second Amended Plan [Dkt. No. 2020], Second Amended Disclosure Statement [Dkt. No. 2021] and Summary Disclosure Statement [Dkt. No. 2023]. After due notice, this Court entered on September 2, 2004 an Order (A) Approving the Debtor's Second Amended and Restated Disclosure Statement and Summary Disclosure Statement, (B) Setting a Record Date for Voting Purposes, (C) Authorizing Resolicitation of Votes, (D) Scheduling a Continued Hearing on Confirmation of Second Amended and Restated Plan of Reorganization, (E) Establishing Notice Requirements Regarding the Continued Confirmation Hearing and Approving the Form and Manner of Notice, and (F) Granting Related Relief finding that the Second Amended Disclosure Statement and Summary Disclosure Statement contained "adequate information" within the meaning of Section 1125 of the Bankruptcy Code and established procedures for the Debtor's resolicitation of votes on the Second Amended Plan [Dkt. No. 2033]. In accordance with the Resolicitation Order, on or about September 8, 2004 the Debtor commenced the resolicitation of votes on the Second Amended Plan [Dkt. No. 2126].

        I.    Notice.

          1.    Compliance with Disclosure Statement Approval Order.    In accordance with the Disclosure Statement Approval Order, the Bankruptcy Code and the Bankruptcy Rules, as described in the Affidavit of Service, sworn to by Chris Schepper on June 14, 2004 [Dkt. No. 1469, Debtor's Exh. 31] (the "Schepper Affidavit"), the Debtor timely: (a) mailed (i) notice of the date, time, and place of the Confirmation Hearing, (ii) notice of the deadline and procedures for filing objections to confirmation of the Plan, and (iii) an appropriate ballot for voting on the Plan, upon the parties set forth in the Disclosure Statement Approval Order; and (b) published notice of the Confirmation Hearing in each of the following (i) Argus Leader, (ii) Billings Gazette, (iii) Great Falls Tribune, (iv) the Missoulian, (v) New York Times, (vi) Rapid City Journal, (vii) USA Today, and (viii) The Wall Street Journal as required by the Disclosure Statement Approval Order [Debtor's Exh. 23-31]. The Court hereby finds that: (i) the transmittal of the Notice of the Confirmation Hearing and Ballots was adequate and sufficient under the circumstances of this Chapter 11 Case; (ii) such notice was provided in compliance with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules; and (iii) no other or further notice is required.

          2.    Compliance with the Resolicitation Order.    In accordance with the Resolicitation Order, the Bankruptcy Code and the Bankruptcy Rules, as described in the Affidavit of Service, sworn to by Chris Schepper on September 27, 2004 [Dkt. No. 2126, Debtor's Exh. 155] (the "Schepper Resolicitation Affidavit"), the Debtor timely (a) mailed: (i) notice of the date, time, and place of the continued Confirmation Hearing, (ii) the Summary Disclosure Statement; and (iii) an appropriate ballot for voting on the Plan, upon the parties set forth in the Resolicitation Order; and (b) caused to be published notice of the continued Confirmation Hearing in each of the following (i) Great Falls Tribune, (ii) the Missoulian, (iii) New York Times, (iv) Rapid City Journal, (v) USA Today, (vi) The Wall Street Journal, (vii) Billings Gazette; and (viii) Argus Leader as required by the Resolicitation Order [Dkt. Nos. 2128 - 2135, Debtor's Exh. 156 - 163]. The Court hereby finds that: (i) the transmittal of the Notice of the Continued Confirmation Hearing and Ballots for resolicitation was adequate and sufficient under the circumstances of this Chapter 11 Case; (ii) such notice was provided in compliance with the Resolicitation Order, the Bankruptcy Code and the Bankruptcy Rules; and (iii) no other or further notice is required.

        J.    Tabulation of Votes.    As described in the Declaration of Voting Agent Regarding Tabulation of Votes in Connection with Debtor's First Amended Plan of Reorganization (the "Voting Agent Declaration") [Dkt. No. 1930, Debtor's Exh. 32], sworn to by Jonathan A. Carson on August 17, 2004, Kurtzman Carson Consultants LLC (the "Balloting Agent") distributed the solicitation packages as set forth in the Schepper Affidavit. The Balloting Agent received and tabulated the Ballots as follows: (a) each returned Ballot was opened and inspected at the Balloting Agent's office; (b) Ballots were date stamped, sorted according to Plan class, and scanned into the Bankruptcy Administration System; (c) all Ballots received by the Voting Deadline were then entered into the Bankruptcy Administration

System and tabulated in accordance with the tabulation rules outlined in the Disclosure Statement Order. Voting Agent Declaration, ¶12. Classes 7, 9 and 12 accepted the First Amended Plan with respect to both numerosity and amount. Class 8 voted to reject the First Amended Plan.

        K.    Tabulation of Votes in Connection with the Releases.    The Voting Agent Declaration sets forth the following results in connection with the releases provided under the First Amended Plan:

Impaired Class	Total Members Voting	Members Released	Members Not Released	Abstentions	% Released
Class 7	261	215	46	264	82.38%
Class 8	2150	1429	721	266	66.47%
Class 9	24	18	6	7	75.00%
Class 12	28	20	8	0	71.43%

        See Voting Agent Declaration, ¶ 16.

        L.    Tabulation of Votes in Connection with Resolicitation.    As described in the Declaration of Voting Agent Regarding Tabulation of Votes in Connection with Debtor's Second Amended Plan of Reorganization (the "Voting Agent Resolicitation Declaration") [Dkt. No. 2170, Debtor's Exh. 185], sworn to by Christopher Schepper on October 5, 2004, the Balloting Agent distributed the resolicitation packages as set forth in the Schepper Resolicitation Affidavit. The Balloting Agent, with the assistance of the Bondholder Communication Group ("BCG"), received and tabulated the Ballots as follows: (a) each returned Ballot was opened and inspected; (b) Ballots were date stamped, sorted according to Plan class, and scanned into the Bankruptcy Administration System; (c) all Ballots received by the voting deadline were then tabulated in accordance with the tabulation rules outlined in the Resolicitation Order. Voting Agent Resolicitation Declaration, ¶10-15. Classes 7, 8(a), 9 and 12 accepted the Second Amended Plan with respect to both numerosity and amount. Class 8(b) voted to reject the Second Amended Plan.

        M.    Tabulation of Class 8(b) Options.    The Voting Agent Resolicitation Declaration sets forth the following results in connection with the holders of Class 8(b) options:

Members Voted	# Members for Option 1	# Members for Option 2	Shares for Option 1	Shares for Option 2
532	439	93	631,622	253,221

        N.    Tabulation of Votes in Connection with Releases on Resolicitation.    The Voting Agent Resolicitation Declaration sets forth the following results in connection with the releases provided under the Second Amended Plan:

Impaired Class	Total Members Voting	Members Released	Members Not Released	Abstentions	% Released
Class 7	423	390	33	N/A	92.20%
Class 8(a)	2593	1963	630	N/A	75.70%
Class 8(b)	656	499	157	N/A	76.07%
Class 9	41	29	8	4	70.73%

See Voting Agent Declaration, ¶ 19.

        O.    Objections

        1.     Objection of Stephen R. Heflin [Dkt. No. 1779].    The objection of Stephen R. Heflin failed to provide any basis for the objection and is overruled.

        2.     Limited Objection of Wells Fargo, National Association ("Wells Fargo"), in its Capacity as Indenture Trustee, to Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code re: Docket No. 1351 [Dkt. No. 1780] and Limited Objection of U.S. Bank, National Association ("U.S. Bank"), in its Capacity as Indenture Trustee, to Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code re: Docket No. 1351 [Dkt. No. 1781].    Wells Fargo sought clarifying language in connection with Section 5.17 of the First Amended Plan as well as the defined terms "Secured Bonds" and "South Dakota Pollution Control Bonds," Sections 1.158 and 1.164 of the First Amended Plan, respectively. U.S. Bank sought clarifying language in connection with Section 5.17 of the First Amended Plan as well as Section 5.5 of the First Amended Plan. The Court hereby finds that both objections have been resolved pursuant to revisions made to the Second Amended Plan and the objections are overruled. See, Plan §§ 1.168 (Secured Bonds), 1.174 (South Dakota Pollution Control Bonds), 1.175 (South Dakota Pollution Control Claims), 5.5(b) (Cancellation and Surrender of Existing Securities Agreements, and 5.18 (Indenture Trustees Charging Lien).

        3.     Limited Objection of PPL Montana LLC ("PPLM") to Confirmation of the Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1784].

              a.     The following documents have been filed in connection with PPLM's claim: (i) PPLM's proof of claim, Claim No. 714, as amended on August 3, 2004 (the "PPLM Claim"); (ii) Debtor's Objection to Claim of PPL Montana, LLC Pursuant to 11 U.S.C. § 502(b) and Fed. R. Bankr. P. 3007 [Dkt. No. 1658, Debtor's Exh. 85]; (iii) Motion of PPL Montana for Abstention or in the Alternative for an Order Directing that Resolution of the Objection to PPL Montana, LLC's Proof of Claim be Determined by the United States District Court for the District of Montana [Dkt. No. 1859]; (iv) Order Granting Abstention [Dkt. No. 2159]; (v) Motion Pursuant to Sections 105(a), 363(b) and 502(c) of the Bankruptcy Code for Estimation of PPL Montana LLC's Claim and to Establish Disputed Claim Reserve [Dkt. No. 2056]; and (vi) Stipulation and Order Resolving Section III of the Limited Objection of PPL Montana, LLC to Confirmation of the Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and the Debtor's Motion Pursuant to Sections 105(a), 363(b) and 502(a) of the Bankruptcy Code for Estimation of PPL Montana LLC's Claim and Establish a Disputed Claim Reserve [Dkt. No. 2183] (the "PPLM Stipulation").

              b.     PPLM objected to the First Amended Plan because it asserted that the injunctions provided for in the First Amended Plan attempted to extinguish its setoff rights. Section 10.5(b)(i) of the Second Amended Plan provides that "[n]otwithstanding any provision of this Plan to the contrary, this Plan: (i) shall not enjoin or extinguish any rights or claims asserted by [PPLM] in its proof of claim dated January 13, 2004 (as may be amended) or asserted in any other manner, including, without limitation, [PPLM's] counterclaims and right of setoff." The Court hereby finds that the language in Section 10.5(b)(i) resolves PPLM's objection in connection with the reservation of its counterclaims and right of setoff; therefore, PPLM's objection to the injunctions provided in the Plan is hereby overruled.

              c.     PPLM also objected to the implementation of the provisions of the Plan regarding the establishment of the Disputed Claims Reserve because the Debtor made inadequate provision for the manner and timing of establishing reserves for Disputed Claims. The Debtor and PPLM entered into the PPLM Stipulation whereby the Debtor will establish a segregated reserve that will be used solely for the purpose of any distributions to be made for the PPLM Claim. The segregated reserve will be funded by shares of common stock equal to the value of $50,000,000, valued as of the Effective Date, pursuant to the terms of the PPLM Stipulation. As the Debtor and PPLM have reached a stipulation in connection with PPLM's objection, PPLM's objection is resolved pursuant to the PPLM Stipulation.

        4.     Objection of Indenture Trustee to Confirmation of Debtor's First Amended Plan of Reorganization [Dkt. No. 1789] (the "Wilmington Trust Objection") and Objection by Harbert Management to Confirmation of the Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1790] (the "Harbert Objection").    The Wilmington Trust and Harbert Objections to confirmation have been withdrawn pursuant to a settlement agreement reached between the parties and incorporated into the Plan. Wilmington Trust's and Harbert's withdrawals of their objections to confirmation have been filed with the Court. See Dkt. Nos. 1994 and 1982, respectively.

        5.     Objection of Official Committee of Unsecured Creditors in Chapter 11 Case of Touch America Holdings, Inc. (the "TA Committee") to Debtor's First Amended Plan of Reorganization.    The TA Committee objected to the First Amended Plan to the extent that it enjoined, limited or released any rights, claims or interests held by the TA Debtors that may arise under any of the D&O Policies and does not release any claims the TA Debtors may hold against any D&O Protected Party to the extent that such claim is against an individual in his or her capacity as a former director or officer of any of the TA Debtors or their present or former affiliates or predecessors. The Second Amended Plan provides that the D&O Insurance Entity Injunction shall not enjoin any rights of the TA Debtors that may arise under any of the D&O Policies. See Plan, § 6.9(c). The Second Amended Plan also provides that "D&O Protected Party" shall exclude any individual who previously served as an officer or director of any of the TA Debtors, or their present or former predecessors, in such individual's capacity as an officer or director of such TA Debtor. See Plan, § 1.49. The Court hereby finds that the objection has been resolved pursuant to revisions made to the Second Amended Plan and the objection is overruled.

        6.     Limited Objection of Touch America Holdings, Inc., et al., Debtors in Possession, to Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1872].    The TA Debtors object to the Plan to the extent that it limits the TA Debtors' ability to receive distributions as a Class 9 claimant on account of the portion of its claims classified as general unsecured claims. Section 1.95 of the Plan provides that to the extent a creditor holds a claim that is not an Administrative Claim, Fee Claim, Priority Tax Claim, Unsecured Priority Claim, Bank One DIP Financing Claim, CSFB Financing Claim, Secured Claim, Unsecured Note Claim, Unsecured Subordinated Note Claim, Unsecured Convenience Claim, D&O Trust Claim, Other Equity Interest, Securities Claim, Opt-Out Securities Claim or Environmental Claim, such claim shall be a General Unsecured Claim. The TA Debtors objection also sought to ensure that the Disputed Claim Reserve was adequate to pay any potential Class 9 or Class 12 claims asserted by the TA Debtors. The Court hereby finds that pursuant to Section 1.95 of the Plan, to the extent the TA Debtors hold an Allowed General Unsecured Claim under the Plan such claim shall receive distributions as a Class 9, General Unsecured Claim. The Court also finds that Sections 7.5 and 7.6 of the Plan provides for the Disputed Claim Reserve and procedures for distributions to Disputed Claims that become Allowed Claims.

Accordingly, the Court finds that the objection of the TA Debtors has been resolved or is addressed by Sections 7.5 and 7.6 of the Plan.

        7.     Limited Objection of Richard R. Hylland to Confirmation of the Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Hylland Objection").

              a.     The Hylland Objection objects to Section 13.1 of the Plan which provides that the Bankruptcy Court will retain exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan. Excluding the arbitration proceedings initiated by Hylland and currently stayed, which proceedings will be permitted to proceed once the automatic stay is dissolved, the Court hereby finds that continuing jurisdiction, as provided for in the Plan, is appropriate, necessary and consistent with applicable law.

              b.     The Hylland Objection also asserts that Section 10.5 of the First Amended Plan impermissibly impairs Hylland's setoff rights. Section 10.5(b)(iii) of the Second Amended Plan provides that "[n]otwithstanding any provision of this Plan to the contrary, this Plan:… (iii) shall not affect any setoff rights, if any, of Richard Hylland." The Court hereby finds that the language in Section 10.5(b)(iii) resolves this portion of the Hylland Objection and such objection is overruled

              c.     The Hylland Objection also objects to the Plan to the extent that the Plan does not provide that claims not paid by the D&O Trust receive the treatment provided to Class 7 and Class 9. The Court finds that Section 524(e) of the Bankruptcy Code does not limit the equitable power of the Court to enjoin suits against third parties where the injunction is necessary to the plan and workable reorganization. Based upon the pleadings filed in connection with the Class Action settlement, the provisions of the Plan and the support of the Creditors' Committee and other parties-in-interest, including the MPSC, the Court finds that the Plan represents a global agreement among the parties in this case, premised on all of the mutually interdependent elements, including the formation and funding of the D&O Trust and the D&O Injunctions necessary to implement the D&O Trust. See Memorandum Decision Approving the Class Action Settlement [Dkt. No. 2175] and Order Approving the Stipulation and Settlement Agreement Among Debtor, Montana Public Service Commission and Montana Consumer Counsel Pursuant to Sections 105(a) and 1129(a)(4) of the Bankruptcy Code and Rule 9019 of the Bankruptcy Rules [Dkt. No. 1706]. Upon consideration of the provisions of the Second Amended Plan, the D&O Trust Documents and the arguments and evidence presented at the Confirmation Hearing, the Court overrules Hylland's objection finding that the Debtor's transfer of its interest in the insurance policies to the D&O Trust as provided in Section 6.6 of the Second Amended Plan and the Insurance Assignment Agreement provides sufficient and adequate consideration for the channeling injunction, that the D&O Trust is properly capitalized and that limiting the recovery on D&O Claims to the D&O Trust provides fair and adequate treatment to D&O Trust Claimants who have received the benefit of the releases set forth in Sections 6.9 and 10.5(e) of the Plan and Class Action Settlement Documents, as consideration for the transfer of the D&O Policies to the D&O Trust and the D&O Trust Channeling Injunction. The Court finds the Debtor's argument that the first in, first out ("FIFO") method of distribution is consistent with the distribution of D&O insurance policy proceeds being utilized to fund the D&O Trust persuasive and hereby finds that access to the D&O Trust as the only remedy available to a Director or Officer for reimbursement of costs and related indemnification claims is appropriate, necessary and consistent with the Bankruptcy Code. Therefore, the Hylland Objection to the injunctions provided in the Plan is hereby overruled.

              d.     The Hylland Objection also objected to the Debtor's agreement to contribute up to $2.5 million to pay Defense Costs incurred by current Officers and Directors only (in the event the D&O Trust is exhausted). The Debtor has presented evidence that the agreement to contribute up to $2.5 million to pay Defense Costs incurred by current Officers and Directors is in recognition of the Debtor's statutory and contractual indemnity obligations to its current Officers and Directors, and additional consideration to the current Officers and Directors who have continued to serve the Debtor during this Chapter 11 Case. Upon consideration of the arguments and evidence, the Court declines to accept the objector's position. The Court hereby finds that Section 5.1 of the Plan is appropriate and consistent with all applicable laws, and the Hylland Objection to the allocation of the $2.5 million to pay Defense Costs incurred by current Officers and Directors only in the event the D&O Trust is exhausted is overruled.

              e.     The Hylland Objection urged the Court to find that to the extent his claims are classified as a Class 9 claim, Mr. Hylland's claims related to the D&O Proceedings are not properly classified and are being excluded from the D&O Trust. The evidence clearly shows that Mr. Hylland's claims are properly classified and Mr. Hylland received ballots for both Class 9 and Class 12 claims, but only returned the Class 9 ballot. See Declaration of Voting Agent Regarding Ballots of Richard R. Hylland in Connection with Debtor's First Amended Plan of Reorganization [Dkt. No. 2037]. Moreover, the Plan provides in Section 4.9 to the extent that Mr. Hylland holds Class 9 Claims that are not D&O Trust Claims and are ultimately determined to be Allowed General Unsecured Claims, Mr. Hylland will receive the same treatment as any other holder of an Allowed Class 9 Claim. Based on the evidence presented, the Court declines to accept Mr. Hylland's arguments and hereby overrules the Hylland Objection alleging improper classification. Based on the arguments of counsel and the evidence presented and after due deliberation, the Court hereby finds that Section 4.9 of the Plan provides that the portion of Mr. Hylland's Claims that may qualify as an Allowed D&O Trust Claims shall be treated as D&O Trust Claims and channeled to the D&O Trust and the portion of Mr. Hylland's Claims that may be determined to be an Allowed Class 9 Claim shall be treated as a Class 9 Claim.

        8.     Objection of Goldman, Sachs & Co. ("Goldman Sachs") to Confirmation of Debtor's First Amended Plan of Reorganization [Dkt. No. 1795] and Objection of Milbank, Tweed, Hadley & McCloy LLP ("Milbank Tweed") to the Debtor's Second Amended Disclosure Statement [Dkt. No. 1986] (the "Milbank Objection").    Goldman Sachs and Milbank Tweed filed similar objections asserting that to the extent that the D&O Trust Channeling Injunction could be construed to impair their rights against non-Debtor parties such injunction was improper. Section 10.9 of the Plan provides that the Plan shall not enjoin, release or otherwise impair any claim of Goldman Sachs or Milbank Tweed against any person or entity other than the Debtor and the Reorganized Debtor or otherwise limit any defense, setoff, counterclaim or cross claim either Goldman Sachs or Milbank Tweed may have against any entity, except that any recovery by Goldman Sachs and Milbank Tweed on such counterclaim or cross claim against the Debtor or Reorganized Debtor shall be limited by the Plan. Upon consideration of the evidence and the revisions to the Plan, the Court hereby finds that the objections have been resolved and are hereby overruled.

        The Milbank Objection also asserts that the Plan cannot determine whether the MPC Policies are part of the Debtor's estate. First, the insurance policies whose proceeds are subject to the Insurance Assignment Agreement do not include the MPC Policies. See Insurance Assignment Agreement, Exh. A. Second, the Debtor has acknowledged that its interests in the MPC Policies are disputed. See Plan, Exh. C. Moreover, to the extent the McGreevey Litigation settlement is approved, the Debtor will be transferring and assigning its rights and interest in the MPC Policies. Neither the Plan nor this Confirmation Order seek to determine whether the MPC Policies are part of the Debtor's estate; therefore, Milbank Tweed's objection regarding the MPC Policies is overruled.

        9.     Objection of the United States of America to Confirmation of the Debtor's First Amended Plan of Reorganization dated May 17, 2004 [Dkt. No. 1897].    The United States of America (the "United States") asserts that the Debtor owes undisputed pre-petition and post-petition fees under certain permits with the United States Department of Agriculture, Forest Service. The Debtor has represented that it intends to assume the obligations related to the permits. See Notice of Contracts the Debtor Intends to Assume and/or Reject Pursuant to Section IV.F of the Debtor's First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Plan of Reorganization which indicated its intent to perform the obligations related to the permits [Dkt. No. 1700] (the "Assumption Notice"). The United States also filed an objection to preserve its rights in the event there is a dispute regarding the terms of the assumption of certain contracts with the Bonneville Power Administration. The Debtor has filed a Omnibus Motion for Court Approval to Assume Certain Executory Contracts Pursuant to Section 365 of the Bankruptcy Code and Granting Related Relief [Dkt. No. 2108] (the "Assumption Motion"). Moreover, in Section 8.1 of the Plan, the Debtor provided a procedure to object to the cure amounts as provided in the Assumption Notice. The United States also objected to the First Amended Plan to the extent it did not preserve the United States' common law right to setoff mutual debts. The Second Amended Plan provides for the preservation of the United States' setoff rights. Plan §10.5(b). Upon consideration of the objection, the evidence presented and representations of counsel, the Court hereby finds that the objections of the United States have been fully resolved.

        10.   Objection of Montana Power Benefit Restoration Plan Participants (the "BRP Participants") to Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 1959].    The BRP Participants assert that the Montana Power Benefit Restoration Plan (the "BRP") is not an executory contract that can be rejected. As of the continued Confirmation Hearing, no motion is before the Court seeking to reject the BRP. The BRP Participants also objected to the implementation of the provisions of the Plan regarding the establishment of the Disputed Claims Reserve because the Debtor made inadequate provision for the manner and timing of establishing reserves for Disputed Claims. All rights of the Debtor and the BRP Participants, including the one BRP Participant seeking relief to assert a late-filed claim, and such relief is granted herein, are reserved and the policies at issue shall not be affected or terminated without further order of this Court. Accordingly, the objection of the BRP Participants is overruled in its entirety.

        Objection of the Equity Holders.2 The Equity Objections urge the Court to find that the Plan violates the absolute priority rule because Class 13 shareholders are recovering substantially less than the value of their equity interests.

        The testimony elicited by the Debtor and the Creditors' Committee at the August 25, 2004 Confirmation Hearing support the treatment afforded to the Equity Holders as well as Class 8(b). As discussed in greater detail below, this Court finds persuasive the testimony and evidence presented by the Debtor and the Creditors' Committee regarding valuation and, as such, the Plan complies with the "absolute priority rule" set forth in Section 1129(b)(2) because there are no claimants junior to either Equity Holders or Class 8(b) that will receive or retain any property under the Plan. See 11 U.S.C. §1129(b)(2)(B)(ii). Moreover, under the Plan, no senior class will receive more than full compensation for its claims. See Plan, Article 4.

        Both Lazard Freres & Co. LLC ("Lazard") and Houlihan, Lokey, Howard & Zukin, Inc. ("Houlihan") used the three standard valuation approaches: (i) precedent transaction analysis; (ii) discounted cash flow approach; and (iii) comparable public company analysis. See Transcript of Confirmation Hearing Before the Honorable Charles G. Case, II, United States Bankruptcy Judge, dated August 25, 2004 at 237 (the "Confirmation Hearing Transcript") (testimony of Andrew Yearley). Cf. Confirmation Hearing Transcript at 311-312, 317, 319 (testimony of Bradley Geer); see also, Debtor's Exh. 139 and 141-146. Using these generally recognized valuation methodologies, Lazard determined that the Enterprise Value of the Reorganized Debtor approximated the midpoint of the range of these methodologies, $1.5 billion. Confirmation Hearing Transcript at 237 (testimony of Andrew Yearley). Using the same methodologies, Houlihan independently arrived at a range of value for the Reorganized Debtor of approximately $1.4 billion to 1.67 billion. See Confirmation Hearing Transcript at 315 and 325 (testimony of Bradley Geer). The valuations prepared by Lazard and Houlihan were based upon the Debtor's business plan which Lazard determined to be "reasonable" and "achievable." Confirmation Hearing Transcript at 242 (testimony of Andrew Yearley). Moreover, each of the Debtor's witnesses, William Austin, Mike Hanson and Brian Bird testified that the Debtor's business plan was reasonable and achievable. Confirmation Hearing Transcript at 106-108 (testimony of William Austin); Confirmation Hearing Transcript at 169 (testimony of Mike Hanson); Confirmation Hearing Transcript at 217 (testimony of Brian Bird). The Court finds the testimony of Mr. Yearley and Mr. Geer to be reasonable and persuasive; accordingly, the Court finds that the value of the Reorganized Debtor based on the generally recognized methodologies to be a range of approximately $1.4 to $1.67 billion.

        As the testimony at the Confirmation Hearing indicated, both Lazard and Houlihan made downward adjustments to their valuations equal to the "present value of the QF liabilities," or $140 million, to take into consideration losses associated with the Debtor's QF liabilities that were reflected on the Debtor's income statements but not captured in any of the earnings figures. Confirmation Hearing Transcript at 241, 298 (testimony of Andrew Yearley); Confirmation Hearing Transcript at 323 (testimony of Bradley Geer). Upon a review of the Disclosure Statement, the Plan and upon consideration of the testimony at the Confirmation Hearing, the Court finds that the downward adjustment to the valuation of the Reorganized Debtor was reasonable and appropriate.

2The following objections were filed by various equity holders: (i) Objection to Plan of RCG Carpathia Master Fund, Ltd. and Kellogg Capital Group, LLC f/k/a Performance Capital (the "Equity Holders") to Debtor's First Amended Plan of Reorganization (Dkt. No. 1797) and (ii) Objection of David Fishel to Debtor's First Amended Plan of Reorganization and Joinder of David Fishel to Objection of RCG Carpathia Master Fund, Ltd. and Kellogg Capital Group, LLC f/k/a Performance Capital to Debtor's First Amended Plan of Reorganization (Dkt. No. 1800) (collectively, the "Equity Objections").

        Lazard and Houlihan independently concluded that the total claims threshold plus post-petition interest was approximately $2.2 to $2.3 billion. Confirmation Hearing Transcript at 250-251 (testimony of Andrew Yearley); Confirmation Hearing Transcript at 325 (testimony of Bradley Geer). The witnesses testified that at these claims levels, there would be approximate negative equity value in the Reorganized Debtor of at least $586 million to $700 million. Confirmation Hearing Transcript at 325 (testimony of Bradley Geer); Confirmation Hearing Transcript at 240 (testimony of Andrew Yearley). Moreover, Mr. Yearley testified that in order to reach a valuation where there would be positive equity several factors must be assumed including using only the discounted cash flow approach, not deducting the QF liability, and higher growth rates. Confirmation Hearing Transcript at 254 (testimony of Andrew Yearley). The Court finds that reaching a valuation where there would be positive equity assumes factors that are not supported by the evidence or the testimony.

        The Equity Holders' financial advisor, Seneca Financial Group ("Seneca"), through James Harris, testified that Seneca relied almost exclusively on the discounted cash flow analysis and provided no weight to the comparable transactions and the market multiples methodologies. Confirmation Hearing Transcript at 350-351 (testimony of James Harris). The Court finds that Seneca's primary reliance on the discounted cash flow analysis was not reasonable because Seneca wholly disregarded generally recognized market-based methodologies in determining valuation. The discounted cash flow analysis relied on by Mr. Harris is a projection based analysis which requires a variety of assumptions and cannot be relied upon as the sole methodology for determining valuation. Mr. Harris also testified that, despite the fact that the Debtor's management had included all relevant information in its projections, Seneca chose not to rely on the key elements of the Debtor's business plan. As such, Seneca failed to deduct the Debtor's QF liabilities and made several assumptions regarding tax rates, higher growth and terminal value. Confirmation Hearing Transcript at 391 (testimony of James Harris); Confirmation Hearing Transcript at 254 (testimony of Andrew Yearley). Mr. Harris failed to interview management or talk to Lazard or Houlihan about the assumptions underlying the Debtor's business plan. Confirmation Hearing Transcript at 392 (testimony of James Harris). In particular, the Court finds that Mr. Harris' use of a higher growth rate to be speculative, not historically-based, and not based on management's projections. Moreover, Mr. Harris failed to demonstrate why Seneca chose not to deduct the Debtor's QF liabilities notwithstanding the recordation of a $140 million liability on the Debtor's balance sheet. Confirmation Hearing Transcript at 394 (testimony of James Harris). The Court also finds that Mr. Harris' reliance on the Standard & Poor Report (Equity Holders Exh. 1) was unreasonable as such report was not prepared for valuation purposes. Accordingly, the Court finds that Mr. Harris' testimony as to valuation lacks credibility and is not substantial because he chose to ignore the Debtor's business plan and the projections on which the business plan is based.

        Upon consideration of the evidence and the testimony at the Confirmation Hearing, the Court finds that the Plan complies with the "absolute priority rule" set forth in Section 1129(b)(2) because there are no claimants junior to either Equity Holders or Class 8(b) that will receive or retain any property under the Plan. See 11 U.S.C. § 1129(b)(2)(B)(ii). Accordingly, the objections of the Equity Holders and David Fishel are overruled in their entirety.

        Magten and Law Debenture object to the classification of claims under the Plan because the Plan (i) separately classifies holders of TOPrS and QUIPS and (ii) classifies the claims of the holders of the QUIPS with respect to their claim for principal plus interest together with causes of actions asserted by the holders of the QUIPS in the QUIPS Litigation. The Plan segregates the claims based on the TOPrS into Class 8(a) and the claims based on the QUIPS into Class 8(b). See Plan, § 4.8. The Court finds that the claims based on the TOPrS Indenture and the QUIPS Indenture are not "substantially similar" since the claims relating to the TOPrS and the claims related to the QUIPS are not similar in legal character or effect. See Plan, §4.8. Both Class 8(a) and Class 8(b) will receive the same distribution if each respective class accepts the Plan; accordingly, the Court finds that the Plan does not provide for disparate treatment of Class 8(a) and Class 8(b). See Plan, §4.8. As the Plan reflects, the Debtor reached a settlement with Wilmington Trust Company, as indenture trustee under the TOPrS

Indenture, and Harbert Management Corporation whereby the PUHCA3-related litigation claims were settled and released in connection with the increased distributions. See Plan, §4.8. Consistent with the treatment provided to Class 8(a), the Plan provides the holders of QUIPS the same opportunity to settle their QUIPS Litigation claims that was provided to the holders of TOPrS to settle their PUHCA-related claims. Moreover, upon consideration of the Plan and evidence, but for the settlement being offered, the holders of TOPrS and QUIPS would not be entitled to a distribution because under the express terms of the TOPrS Indenture and the QUIPS Indenture, the TOPrS and QUIPS claims are subordinated to the claims of Class 7. Upon review of the Plan, the pleadings, testimony and arguments of counsel, the Court hereby finds that there is a reasonable basis for the Plan's classification scheme with regard to Class 8(a) and Class 8(b) because the claims by holders of TOPrS are substantially similar to other claims in Class 8(a) and the claims by holders of the QUIPS are substantially similar to other claims in Class 8(b).

        In addition, the Court finds that the Options provided to Class 8(b) under the Plan are appropriate. The Court hereby finds that the "going flat" transaction is all one transaction and but for the "going flat" transaction the Debtor would have no liability on the QUIPS Notes. The QUIPS Litigation Claims and the QUIPS Notes Claims are mutually exclusive and not cumulative claims; therefore, requiring Class 8(b) holders to opt for either Class 8(b) treatment or preserving their QUIPS Litigation Claims as disputed Class 9 Claims does not unfairly discriminate against such holders. The two claims cannot coexist. As such, requiring Class 8(b) holders to pay for the option of seeking a higher monetary reward through the QUIPS Litigation is not unfairly discriminatory. The Court hereby finds that requiring Class 8(b) holders to choose either Option 1 or Option 2 is appropriate and reasonable.

        Moreover, the Court finds that the classification scheme was not proposed to manipulate class voting. The voting results show that Class 8(a) accepted the Plan in both number and amount. Voting Agent Resolicitation Declaration ¶ 16 [Dkt. No. 2170, Debtor's Exh. 185]. In the event the two sub-classes were combined, the Debtor would not be required to take advantage of the cram-down provisions of Section 1129(b) and Magten and Law Debenture's vote to reject would have been subsumed by the far larger claims of the holders of TOPrS. Accordingly, the Court hereby finds that the separate classification of Class 8(a) and Class 8(b) is consistent with the broad discretion afforded the Debtor in formulating the Plan, was not proposed to manipulate the vote and is consistent with the requirements of Section 1122(a) of the Bankruptcy Code and applicable law.

          a.     Magten and Law Debenture also object to the treatment provided to Class 8(b) claims under the Plan. The Court finds that the claims of the Magten and Law Debenture are subordinated to the claims of the Class 7 holders under the express language of the QUIPS Indenture. The Court reiterates its findings regarding valuation and finds that without the agreement of the more-senior Class 7 holders, the holders of Class 8(b) would not be entitled to a distribution under the Plan because there is insufficient value for Class 8(a) or Class 8(b) to receive any distribution in accordance with the strict priority rule. The Court finds persuasive the holding in In re Union Financial Services Group, Inc., 303 B.R. 390, 421-22 (Bankr. E.D. Mo. 2003) and holds that there can be no unfair discrimination where a plan allocates to a class of junior creditors certain value to which those creditors "[had] no right, title or interest...[and] which would otherwise [have been] required by applicable law to be paid directly to" more senior creditors. Accordingly, the Court finds that the treatment of Class 8(b) claims is consistent with the Bankruptcy Code and applicable law and does not unfairly discriminate against Magten and Law Debenture.

3The Public Utility Holdings Company Act of 1935 ("PUHCA")

          b.     Magten and Law Debenture object to the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction and assert the injunctions are not consensual and that the Debtor is abandoning potential value to the estate. As described in the Voting Agent Resolicitation Declaration, over 70% of each of the impaired classes entitled to vote consented to the releases. Voting Agent Resolicitation Declaration ¶ 19 [Dkt. No. 2170, Debtor's Exh. 185]. Moreover, the Plan, including the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction, were approved overwhelmingly by the holders of Class 7, Class 8(a), Class 9 and Class 12 claims. Voting Agent Resolicitation Declaration ¶ 16 [Dkt. No. 2170, Debtor's Exh. 185]. Upon consideration of the evidence and arguments presented by the parties, the Court does not find Magten's and Law Debenture's arguments persuasive. The Court finds that the factors set forth in In re Master Mortgage Inv. Fund, Inc., 168 B.R 930, 935 (Bankr. W.D. Mo. 1994) and In re Dow Corning Corp., 280 F.3d 648 (6th Cir. 2002) weigh in favor of approving the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction.

            (1)   Identity of Interest.    Upon consideration of the evidence, the Court finds that an identity of interest exists between the Debtor and the parties released under the Plan. The Debtor's Officers and Directors share an identity of interest with the Debtor based on statutory and contractual indemnification rights negotiated with the Debtor and provided in the Debtor's Certificate of Incorporation.

            (2)   Substantial Contribution to Reorganization.    The Court also finds that the post-petition Officers and Directors have provided consideration in the form of assigning their interest in the remaining D&O Policies' proceeds under the Insurance Assignment Agreement, Exhibit B to the Plan, to the fund the D&O Trust. The Directors and Officers have provided consideration in the form of assigning their rights and interests in the D&O Policies to the D&O Trust. Under Article 6 and Section 10.5(e) of the Plan and the D&O Trust, the Officers and Directors are giving up their direct access to the D&O Policies, which they relied on when they accepted their positions with the Debtor. Moreover, the Officers and Directors are agreeing to be channeled into the D&O Trust with no guaranty that their defense costs will be paid in full. See Plan §10.5(c). The Court finds that the Officers and Directors have contributed substantially to the Debtor's Plan and to the reorganization.

            (3)   Essential to Reorganization.    The Court finds that the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are necessary to the Plan and without such injunctions the Debtor's ability to reorganize would be jeopardized. The D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are integral elements of the Debtor's Plan and represent part of a global agreement among the parties, which is premised on all of the mutually interdependent elements, including the formation and funding of the D&O Trust. Moreover, the Court finds that the D&O Trust is essential to accomplish the Class Action settlement which requires the Debtor to provide a mechanism to make distributions to parties who choose to opt out of that settlement. See Plan 4.15. The Court finds that without the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction there would be no D&O Trust and no settlement of the Class Action; accordingly, the Court finds that the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction is essential to the Debtor's reorganization.

            (4)   Overwhelming Creditor Support.    As evidenced by the Voting Agent Resolicitation Declaration, the Plan was overwhelmingly accepted by all the impaired classes, except for Class 8(b). Voting Agent Resolicitation Declaration ¶ 16 [Dkt. No. 2170, Debtor's Exh. 185]. In particular, 100% of holders of Claims in Class 12 who submitted ballots, the only class impacted by the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction, voted to accept the First Amended Plan. See Voting Agent Declaration, ¶14. In addition 71.43% of holders of Class 12 Claims who submitted ballots expressly voted to accept the releases provided under the Plan. Accordingly, the Court holds that this factor of the Master Mortgage/Dow Corning test is satisfied.

            (5)   Plan Pays All or Substantially All of the Claims Affected by the Injunction.    Article VI of the Plan and the D&O Trust Documents provide a mechanism to pay claimants with D&O Trust Claims in Class 12. While the Court cannot determine at this time what claims will be made against the D&O Trust, and whether all such claims will be paid, the Debtor projects that all such claims will be paid in full.

            (6)   Plan Provides an Opportunity for those Claimants who Choose Not to Settle to Recover in Full.    Section 6.1 and 6.5 of the Plan provides holders of Class 12 D&O Trust Claims the ability to pursue their causes of action and present any valid claims to the D&O Trust for distribution so long as funds remain available for the D&O Trust.

            (7)   Specific Factual Findings.    After consideration of all the factors and the evidence, and after due deliberation, the Court hereby reiterates its findings above regarding the Master Mortgage/Dow Corning factors and finds that such factors weigh in favor of approving the D&O Trust Channeling Injunction and D&O Insurance Entity Injunction.

          c.     The Court also finds persuasive the Debtor's argument that the Debtor is precluded from recovering under any applicable D&O Policy for any such claims against its Officers and Directors because of the "insured versus insured" exclusion in the D&O Policies. See, e.g., Cohen v. National Union Fire Ins. Co. (In re County Seat Stores, Inc.), 280 B.R. 319 (Bankr. S.D.N.Y. 2002). As established at the hearing on the MOU Motion, each of the Debtor's D&O Policies includes an express "insured versus insured" exclusion. It is clear that in the absence of any insurance coverage, any claims the Debtor may have against its Officers and Directors would be essentially valueless. The Court hereby finds that the releases provided for in the Plan, including, but not limited to, the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction are appropriate, necessary and consistent with the Bankruptcy Code and all applicable law.

          d.     Magten and Law Debenture also contend that the Plan cannot be confirmed until the QUIPS Litigation is finally resolved. The Debtor has filed its Motion Pursuant to Sections 105(a), 363(b) and 502(c) of the Bankruptcy Code for Estimation of Magten Asset Management's Claims and to Establish Disputed Claim Reserve [Dkt. No. 1951] (the "Magten Estimation Motion") and its Motion Pursuant to Sections 105(a), 363(b) and 502(c) of the Bankruptcy Code for Estimation of Claims of Law Debenture Trust Company of New York and to Establish Disputed Claim Reserve [Dkt. No. 2093] (the "Law Debenture Estimation Motion"). The Court finds persuasive the reasoning in In re Continental Airlines Corp., 60 B.R. 903, 905-06 (Bankr. S.D. Tex. 1986), recognizing how unfair it would be to withhold payments to creditors while a large claim is being liquidated. The Court finds that awaiting the end of the QUIPS Litigation would hamper the efficient administration of the estate and delay distribution of allowed claims to other creditors. Accordingly, the Court overrules the objections of Magten and Law Debenture in their entirety, and adjourns both the Magten Estimation Motion and the Law Debenture Estimation Motion so that the parties could reach an agreement on the amount of the Disputed Claim Reserve. To the extent the parties are unable to agree on the amount of the Disputed Claim Reserve, upon request of one of the parties, the Court shall hold a hearing on both the Magten Estimation Motion and the Law Debenture Estimation Motion on an expedited basis solely to establish prior to the proposed Effective Date of the Plan the amount of the Disputed Claim Reserve.

          e.     Magten and Law Debenture also asserted in rem property interests in the Montana Assets and that such assets were being held in a constructive trust for the benefit of the QUIPS holders. The Court finds that neither Magten nor Law Debenture took any action to impose a constructive trust on the Montana Assets and presented no evidence whatsoever as to why they should be entitled to a constructive trust with respect to the Montana Assets. Magten and Law Debenture had the burden of presenting evidence on this issue measured by a clear and convincing standard which they failed to carry. Moreover, Magten and Law Debenture failed to cite a statute or case in support of their in rem property interests. This Court finds persuasive Section 7 of the Uniform Fraudulent Transfer Act, as adopted in Montana, which contemplates that money damages are an adequate remedy for fraudulent transfer claims. Accordingly, the Court finds that no constructive trust has been established and that money damages are an appropriate remedy for the holders of QUIPS Litigation Claims. The Court also finds that the QUIPS Litigation Claims will be treated in the same manner as disputed unsecured claims under Section 7.5 of the Plan. Whatever claims may be asserted in the QUIPS Litigation are nothing more than general unsecured claims against the Debtor's estate and are treated as such. Accordingly, the Court finds that the holders of QUIPS Litigation Claims are not entitled to a segregated cash reserve and as stated above, such holders shall be treated as Class 9 General Unsecured Claims subject to the Disputed Claims Reserve. Accordingly, the Court hereby overrules the Magten and Law Debenture Objections in their entirety.

          f.      Law Debenture also belatedly raised an objection to confirmation of Debtor's Plan based on PUHCA. Neither Magten nor Law Debenture presented any evidence in connection with their PUHCA objection. Accordingly, the Court hereby overrules the Magten and Law Debenture Objections in their entirety.

          g.     Magten and Law Debenture also asserted that the Plan unfairly discriminates against Class 8(a) and Class 8(b) claims because such claims do not receive the same treatment as Class 11, environmental claims, which Magten and Law Debenture argue should be equally ranked with Class 8. The Court finds that valid business, factual, and legal reasons exist for separately classifying Class 8 and Class 11 claims, and thus finds that the claims are not substantially similar. Accordingly, the Court finds that the Plan does not unfairly discriminate against Class 8 claim holders, and the treatment of Class 11 claims in the Plan and under the Court's Order Approving (1) Stipulation between Debtor, Clark Fork and Blackfoot, LLC, Atlantic Richfield Company, United States, State of Montana, and Salish and Kootenai Tribes and (2) Debtor's Motion for Order Pursuant to Bankruptcy Rule 9019 Approving Settlement Agreement Among Debtor, Clark Fork and Blackfoot LLC and Atlantic Richfield Company [Dkt. No. 1674] is appropriate. Therefore, Magten's and Law Debenture's objections are overruled in their entirety.

        11.    Objections to FIFO Method of Distribution under the D&O Trust.    The Hylland Objection and the Milbank Objection object to the FIFO method of payment under the D&O Trust as discriminatory as similarly situated creditors may receive different treatment of their claims. Upon consideration of the arguments and evidence, the Court finds the FIFO method of payment provided for under the D&O Trust Documents is not only consistent with the distribution method in place under the D&O Policies being channeled to the D&O Trust, but also the most equitable distribution available. The Court hereby overrules the Hylland and Milbank Objections to the FIFO method of payment provided for under the D&O Trust Documents.

        12.    Cornerstone Objections [Dkt. Nos. 2168 and 2169].    Cornerstone Propane, L.P. and Cornerstone Propane Partners, L.P. (collectively, "Cornerstone") filed limited objections to the Confirmation of the Debtor's Second Amended and Restated Plan of Reorganization. The limited objections request that, in the event the Debtor's Motion for Order Approving Compromise and Settlement Among Debtor and Certain Related Affiliates and Cornerstone Propane Partners, L.P. and Cornerstone Propane, L.P. and Certain of Their Related Affiliates Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure [Dkt. No. 2154] (the "Cornerstone Settlement") is not granted. The Debtor will increase the reserves for Dispute Claims as provided for in Paragraph 27 herein. Accordingly, the Court hereby overrules the limited objections filed by Cornerstone.

        13.    Remaining Objections.    To the extent not otherwise overruled, resolved or withdrawn, the Court hereby overrules any remaining objections to confirmation of the Debtor's Plan in their entirety.

        P.    Reasonable Classification of Claims (Section 1122(a)).    Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests in Article IV of the Plan. Other than the objections of Magten and Law Debenture which have been overruled as discussed above in Paragraph O. 12(a) and 12(b), no other objections have been asserted to the Debtor's classification of Claims under the Plan and the Court incorporates its findings herein. The Claims or Equity Interests in each particular Class are substantially similar to the other Claims or Equity Interests of such Class, and therefore the Plan satisfies the requirements of Section 1122(a) of the Bankruptcy Code.

        Q.    Designation of Classes (Section 1123(a)(1)).    Valid business, factual, and legal reasons exist for the Debtor's designation of Classes of Claims and Equity Interests in Article IV of the Plan. Other than the objections of Magten and Law Debenture which have been overruled as discussed above in Paragraph O. 12(a) and 12(b), no other objections have been asserted to the Debtor's designation of Classes under the Plan and the Court incorporates its findings herein. Article IV of the Plan properly designates all Classes of Claims and Equity Interests, and therefore the Plan satisfies the requirements of Section 1123(a)(1) of the Bankruptcy Code.

        R.    Specification of Unimpaired Classes (Section 1123(a)(2)).    Article IV of the Plan specifies the Classes of Claims and Equity Interests which are unimpaired or impaired. The Plan provides that Classes 1 through 6, Classes 10 and 11 and Class 14, as well as Administrative Claims and Priority Tax Claims are unimpaired. Accordingly, the Plan satisfies the requirements of Section 1123(a)(2) of the Bankruptcy Code.

        S.    Specification of Treatment of Impaired Classes (Section 1123(a)(3)).    Article IV of the Plan specifies the treatment of each impaired Class. The Plan designates Class 7, Class 8(a), Class 8(b), Class 9, Class 12, Class 13 and Class 15 as impaired. Sections 4.7, 4.8, 4.9, 4.12, 4.13, and 4.15 of the Plan specifies the treatment of the impaired classes. Accordingly, the Plan satisfies the requirements of Section 1123(a)(3) of the Bankruptcy Code.

        T.    No Discrimination (Section 1123(a)(4)).    Article IV of the Plan provides the same treatment for each Claim or Equity Interest of a particular Class, unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest. The Plan incorporates the settlement whereby the more-senior Class 7 shares a portion of distributions payable to it with the holders of Class 8(a) and Class 8(b). Reiterating its findings set forth in Paragraph 12 above, the Court finds persuasive the holding in In re Union Financial Services Group, Inc., 303 B.R. 390, 421-22 (Bankr. E.D. Mo. 2003) and holds that there can be no unfair discrimination where a plan allocates to a class of junior creditors certain value to which those creditors "[had] no right, title or interest...[and] which would otherwise [have been] required by applicable law to be paid directly to" more senior creditors. Accordingly, the Plan does not discriminate unfairly and satisfies the requirements of Section 1123(a)(4) of the Bankruptcy Code.

        U.    Implementation of the Plan (Section 1123(a)(5)).    Article V and the other provisions of the Plan provide adequate means for its implementation, including, but not limited to, the following provisions: (i) Section 5.1 provides for funding of the Plan; (ii) Section 5.4 provides for the issuance and distribution of New Common Stock; (iii) Section 5.1 and Article VI provide for the creation of the D&O Trust and the transfer of D&O Trust Assets and any proceeds or Causes of Action thereunder to the D&O Trust; (iv) Section 5.1 provides for the disbursement of cash payments to certain parties in accordance with the Plan; (v) Article IV and Section 5.5 provide for the cancellation of the Unsecured Notes, Unsecured Subordinated Notes and all Equity Interests; (vi) Sections 5.3, 5.7 and 9.4 provide for the continued corporate existence of the Debtor; (vii) Section 9.1 and 9.2 provide for the selection of the directors and officers of the Reorganized Debtor; and (viii) Section 9.3 provides for the necessary corporate action to be taken to effectuate the Plan. Accordingly, the Plan satisfies the requirements of Section 1123(a)(5) of the Bankruptcy Code.

        V.    Equity Securities (Section 1123(a)(6)).    The Plan provides for the inclusion of a provision in the Reorganized Debtor Charter that prohibits the issuance of non-voting equity securities and therefore, the Plan satisfies the requirements of Section 1123(a)(6) of the Bankruptcy Code. Plan, Section 5.3.

        W.    Selection of Officers and Directors (Section 1123(a)(7)).    The Plan provides for the governance through a Board of Directors of Reorganized Debtor in a manner that is consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer, director, or trustee under the Plan and therefore the Plan satisfies the requirements of Section 1123(a)(7) of the Bankruptcy Code.

        X.    Impairment or Unimpairment of Claims or Equity Interests and Modification of Rights of Secured Claims (Section 1123(b)(1) and (5)).    The Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Equity Interests, and therefore complies with Section 1123(b)(1) and (5) of the Bankruptcy Code. Plan, Art. IV.

        Y.    Assumption or Rejection of Executory Contracts and Unexpired Leases (Section 1123(b)(2)).    The Plan provides for the assumption of all executory contracts or unexpired leases that have not been rejected or otherwise treated in the Plan with the Bankruptcy Court's approval on or prior to the Confirmation Date. Plan, §8.1. The Debtor has represented that it intends to assume the obligations related to the permits. See Assumption Notice. The Debtor has also filed its Assumption Motion with the Court. In addition, in Section 8.1 of the Plan, the Debtor provided a procedure for parties to object to the cure amounts as provided in the Assumption Notice. Accordingly, the Plan complies with Section 1123(b)(2) of the Bankruptcy Code.

        Z.    Settlement and Compromise (Section 1123(b)(3)).    The Plan provides for the settlement or adjustment of certain Claims or Equity Interests belonging to the Debtor or its estate which is fair and equitable and in the best interests of the Debtor, its estate and all holders of Claims and Equity Interests. In particular, the Plan incorporates the settlement whereby the more-senior Class 7 shares a portion of distributions payable to it with the holders of Class 8(a) and Class 8(b). See Plan, Art. IV. Accordingly, the Plan complies with Section 1123(b)(3) of the Bankruptcy Code.

        AA.    Compliance with Provisions of the Bankruptcy Code (Section 1129(a)(1)).    The Plan complies with all applicable provisions of the Bankruptcy Code including, without limitation, Sections 1122 and 1123 and, as required pursuant to Rule 3016(b) of the Bankruptcy Rules, is dated and identifies the Debtor as proponent of the Plan, and therefore the Plan satisfies the requirements of Section 1129(a)(1) of the Bankruptcy Code.

        BB.    Plan Proponent's Compliance with Provisions of the Bankruptcy Code (Section 1129(a)(2)).    The Debtor, as proponent of the Plan, has complied with the applicable provisions of the Bankruptcy Code including, without limitation, Sections 1125 and 1126, and therefore the Debtor has satisfied the requirements of Section 1129(a)(2) of the Bankruptcy Code.

        CC.    Plan Proposed in Good Faith (Section 1129(a)(3)).    The Plan has been proposed in good faith for the valid business purpose of restructuring the Debtor's indebtedness and has not been proposed by any means forbidden by law. Confirmation Hearing Transcript at 115 (testimony of William Austin); Confirmation Hearing Transcript at 170 (testimony of Mike Hanson); Confirmation Hearing Transcript at 217 (testimony of Brian Bird). Magten and Law Debenture are the only parties to contend that the Plan was not proposed in good faith and their objections have been overruled as set forth above in Paragraph O. 12. Based upon the evidence presented, the arguments of counsel and after due deliberation, the Court hereby finds that the Plan was negotiated at arms' length among representatives of the Creditors' Committee and other parties-in-interest, Confirmation Hearing Transcript at 315, 328 (testimony of Bradley Geer), was proposed in good faith for a valid business purpose, Confirmation Hearing Transcript at 115 (testimony of William Austin); Confirmation Hearing Transcript at 170 (testimony of Mike Hanson); Confirmation Hearing Transcript at 217 (testimony of

Brian Bird), and provides a return to unsecured creditors. Plan, §§ 4.7, 4.8, and 4.9. Accordingly, the Plan satisfies the requirements of Section 1129(a)(3) of the Bankruptcy Code.

        DD.    Payment of Costs and Expenses (Section 1129(a)(4)).    Any payment made or to be made by the Debtor for services or for costs and expenses in connection with this Chapter 11 Case, or in connection with the Plan and incident to this Chapter 11 Case, has been approved by, or will be subject to the approval of, this Court as reasonable, and therefore the Plan satisfies the requirements of Section 1129(a)(4) of the Bankruptcy Code.

        EE.    Disclosure of Identities of Officers, Directors and Insiders (Section 1129(a)(5)).    The Debtor has disclosed the identity and affiliation of those individuals proposed to serve, after confirmation of the Plan, as a director, officer or trustee of the Reorganized Debtor pursuant to the Notice of Designation of Board Members for the Reorganized Debtor Pursuant to Section IV.G of the Debtor's First Amended Disclosure Statement [Dkt. No. 1878]filed with the Court on August 10, 2004. The terms of employment, and the appointment to, or continuance in such office of each designated individual is consistent with the interests of creditors and equity security holders and with public policy, and therefore the Plan satisfies the requirements of Section 1129(a)(5) of the Bankruptcy Code.

        FF.    No Rate Change (Section 1129(a)(6)).    The Plan does not contain any changes in rates subject to the jurisdiction of any governmental regulatory commission, and therefore the Plan satisfies the requirements of Section 1129(a)(5) of the Bankruptcy Code. Plan, § 12.2 and Disclosure Statement, Exhibit F-2.

        GG.    Best Interests of Creditors (Section 1129(a)(7)).    As discussed above in Paragraph 11, the testimony elicited by the Debtor and the Creditors' Committee at the August 25, 2004 Confirmation Hearing supports the treatment afforded to the Equity Holders as well as Class 8(b). This Court finds persuasive the testimony and evidence presented by the Debtor and the Creditors' Committee regarding valuation and as such, the Plan complies with the "absolute priority rule" set forth in Section 1129(b)(2) because there are no claimants junior to either Equity Holders or Class 8(b) that will receive or retain any property under the Plan. See 11 U.S.C. § 1129(b)(2)(B)(ii). With respect to each impaired Class of Claims and Equity Interests, such Class has either accepted the Plan, or each holder of a Claim or Equity Interest will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies the requirements of Section 1129(a)(7) of the Bankruptcy Code.

        HH.    Plan Acceptance (Section 1129(a)(8)).    Section 1129(a)(8) of the Bankruptcy Code requires that each Class has either accepted the Plan, or is not impaired under the Plan and thus is conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Classes 1 through 6 and Classes 10, 11 and 14 are Unimpaired Under the Plan. Classes 7, 8(a), 9, and 12 have voted to accept the Plan. Classes 13 and 15 are presumed to have rejected the Plan because such classes will receive no Distribution under the Plan. Class 8(b) is the only impaired class to vote to reject the Plan. Therefore, the Plan fails to satisfy the requirements of Section 1129(a)(8) with respect to Classes 8(b), 13 and 15. Section 1129(b) of the Bankruptcy Code allows the Plan to be confirmed despite the rejection by Class 8(b) and the deemed rejection by Classes 13 and 15 because: (i) the Plan does not discriminate unfairly with respect to each non-accepting impaired class; (ii) the Plan is "fair and equitable" with respect to each non-accepting impaired class; (iii) at least one impaired class has accepted the Plan (without counting acceptances by insiders); and (iv) the Plan satisfies the requirements set forth in Section 1129(a) of the Bankruptcy Code other than Section 1129(a)(8). The Court reiterates its findings in Paragraph O.12 above where it held that the Plan did not discriminate unfairly against Class 8(b) and overruled the objections of Magten and Law Debenture. For the reasons set forth herein and above in Paragraph O.12, the Court finds that the Plan is fair and equitable. As set forth in the Voting Agent Resolicitation Declaration, Classes, 7, 8(a), 9, and 12 have voted to accept the Plan. Accordingly, the Court finds that the Plan can be confirmed under Section 1129(b) of the Bankruptcy Code.

        II.    Treatment of Administrative Claims, Priority Claims and Priority Tax Claims (Section 1129(a)(9)).    The Plan satisfies the requirements of Section 1129(a)(9) of the Bankruptcy Code because, except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Claims pursuant to Section 507(a)(1) of the Bankruptcy Code, Priority Claims pursuant to Sections 507(a)(2) through 507(a)(7) of the Bankruptcy Code and Priority Tax Claims pursuant to Section 507(a)(8) of the Bankruptcy Code, shall be treated in accordance with the applicable provisions of Section 1129(a)(9)(A), (B) or (C) of the Bankruptcy Code. Plan Sections 2.2, 2.3, and 4.1.

        JJ.    Acceptance By at Least One Impaired Class (Section 1129(a)(10)).    Classes 7, 8(a), 9 and 12 are impaired under the Plan and have voted to accept the Plan. Voting Agent Resolicitation Declaration ¶ 16. Accordingly, at least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class, and therefore the Plan satisfies the requirements of Section 1129(a)(10) of the Bankruptcy Code.

        KK.    Feasibility (Section 1129(a)(11)).    Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or Reorganized Debtor. The Court hereby finds that given the Debtor's estimated expenses and income, and taking into account cash reserves, the Reorganized Debtor will be able to satisfy its obligations under the Plan, as well as its obligations arising in connection with its ongoing business operations. Upon review of the evidence presented at the Confirmation Hearing, particularly the testimony of William Austin (Confirmation Hearing Transcript at 116), Mike Hanson (Confirmation Hearing Transcript at 169-170) and Brian Bird (Confirmation Hearing Transcript at 218-219), and after due deliberation, the Court hereby finds that the Plan is feasible because it: (i) provides the financial wherewithal necessary to implement the Plan; and (ii) offers reasonable assurance that consummation of such Plan will not be followed by a liquidation or subsequent reorganization of the Reorganized Debtor. See Plan, Art. V. Accordingly, the Plan satisfies Section 1129(a)(11) of the Bankruptcy Code.

        LL.    Payment of Fees (Section 1129(a)(12)).    The Debtor has paid or, pursuant to Section 2.2 of the Plan, shall pay, on or prior to the Effective Date, all amounts due under 28 U.S.C. § 1930, and therefore the Plan satisfies the requirements of Section 1129(a)(12) of the Bankruptcy Code.

        MM.    Retiree Benefits (Section 1129(a)(13)).    Pursuant to Section 8.6 of the Plan, from and after the Effective Date, the Reorganized Debtor shall continue to pay any retiree benefits (as such benefits may have been modified during the Chapter 11 Case) solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtor under applicable law (including, without limitation, the Debtor's right to amend or terminate such benefits prior to or after the Effective Date), and therefore the Plan satisfies the requirements of Section 1129(a)(13).

        NN.    Cramdown (Section 1129(b)).    Section 1129(b) of the Bankruptcy Code is not applicable to Classes 1, 2, 3, 4, 5, 6, 7, 8(a), 9, 10, 11, 12 and 14 because each such class has accepted (or are deemed to have accepted) the Plan. The Court reiterates its findings in Paragraph O. 12 above overruling the objections of Magten and Law Debenture. Holders of Class 8(b) claims are not discriminated against unfairly as such claims are subordinate to Class 7, Unsecured Note Claims. Section 1129(b) is satisfied with respect to holders of Class 8(b), QUIPS Claims, Class 13, Other Equity Interests, and Class 15, Opt-Out Securities Claim, because the Plan does not discriminate unfairly against such holders and no class junior to the such classes is retaining or receiving any property under the Plan except as otherwise consented to in connection with the settlement implemented by the Plan pursuant to which Class 7 has consented to transferring a portion of the recovery they would otherwise be entitled to Class 8(a) and accepting members of Class 8(b). See Plan, §§ 4.7, 4.8 and 4.9.

        OO.    No Other Plan (Section 1129(c)).    No other plan of reorganization has been filed with respect to the Debtor's Chapter 11 Case.

        PP.    Avoidance of Taxes or Application of Securities Laws (Section 1129(d)).    The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, and no party-in-interest that is a governmental unit has objected to Plan confirmation on such grounds. Thus, the Plan satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

        QQ.    Good Faith Solicitation (Section 1125(e)).    Based on the record before the Bankruptcy Court in this Chapter 11 Case, the Debtor and the Committee, and all of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates, and representatives have acted in "good faith" within the meaning of Section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules in connection with all their respective activities relating to the Plan, including, but not limited to, any action or inaction in connection with their participation in the activities described in Section 1125 of the Bankruptcy Code, and are entitled to the protection afforded by Section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in the Plan. Confirmation Hearing Transcript at 170 (testimony of Mike Hanson); Confirmation Hearing Transcript at 217 (testimony of Brian Bird).

        RR.    Conditions Precedent to Confirmation.    The Debtor has satisfied all conditions precedent set forth in Section 11.1 of the Plan.

        SS.    Implementation of the Plan.    All documents necessary to implement the Plan, including without limitation, the D&O Trust Documents and all other relevant and necessary documents shall, upon execution, be valid, binding and enforceable agreements in accordance with their terms, and not be in conflict with any federal or state law.

        TT.    Plan Transfers.    All transfers of real or personal property by the Debtor are transfers under the Plan and are, therefore, free from the imposition of taxes of the kind specified in Section 1146(c) of the Bankruptcy Code. Plan, § 14.2.

        UU.    Exemption from Securities Laws.    All securities (specifically including the New Common Stock and the Warrants) issued in connection with the Plan shall be exempt from registration requirements to the maximum extent permitted by Section 1145 of the Bankruptcy Code and applicable non-bankruptcy laws.

        VV.    Performance and Compliance.    The execution, delivery or performance by the Debtor or the Reorganized Debtor, as the case may be, of the Exit Financing Facility (as defined below) on the terms contemplated by the Plan, the Commitment Letter, the Orders of the Montana Public Service Commission and the Federal Energy Regulatory Commission (collectively, the "Financing Regulatory Orders") and all relevant and related documents and agreements and compliance by the Debtor or the Reorganized Debtor, as the case may be, with the terms thereof is authorized by, and shall not conflict with, the terms of the Plan or this Confirmation Order. The financial accommodations to be extended pursuant to the documents related to the Exit Financing Facility (collectively, the "Exit Financing Facility Documents"), which shall be comprised of the $250 million credit facility comprised of (a) revolving credit facility and (b) a term B loan credit facility (or some combination thereof, and up to $350 million of senior secured notes, all to be secured by first mortgage bonds issued under the Debtor's indenture covering its Montana public utility assets and under the Debtor's indenture covering its South Dakota public utility assets (collectively, the "Exit Financing Facility"), are being extended in good faith and for legitimate business purposes. Confirmation Hearing Transcript at 210-212 (testimony of Brian Bird).

        WW.    Modification of the Plan Documents.    On October 4, 2004, the Debtor filed its Notice of Filing Plan Supplement in Connection with Debtor's Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 2157, Debtor's Exh. 180] (the "Notice of Plan Supplement"). Attached to the Notice of Plan Supplement were revised forms of the following: (i) Insurance Assignment Agreement; (ii) D&O Protected Parties Settlement Agreement; (iii) NorthWestern Corporation D&O Trust Agreement; (iv) NorthWestern Corporation D&O Trust Distribution Procedures; (v) Certificate of Trust of the NorthWestern Corporation D&O Trust; and (vi) By-laws of the NorthWestern Corporation D&O Trust. In accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan are hereby deemed to have accepted the Plan and Plan Documents as amended. No holder of a Claim who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the revised Plan Documents. Disclosure of the revised Plan Documents through the Notice of Plan Supplement constitutes due and sufficient notice thereof.

        THEREFORE, NOW, after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES that:

        1.    Confirmation.    The Plan shall be, and hereby is, confirmed having met the requirements of Section 1129 of the Bankruptcy Code. To the extent not withdrawn, or otherwise resolved, any and all objections to confirmation shall be and hereby are overruled in their entirety.

        2.    Implementation of the Plan.    In accordance with Section 1142 of the Bankruptcy Code, the implementation and consummation of the Plan in accordance with its terms shall be, and hereby is, authorized and approved, and the Debtor, or the Reorganized Debtor, as applicable, and other Persons contemplated by the Plan shall be, and they hereby are, authorized, empowered and directed to issue, execute, deliver, file and record any document, whether or not any such document is specifically referred to in the Plan, the Disclosure Statement, or any exhibit thereto, and to take any action necessary or appropriate to implement and consummate the Plan in accordance with its terms without further application to, or order of, this Court including, without limitation, the execution of any and all documents deemed necessary or appropriate in connection with the Exit Financing Facility, the New Common Stock and the D&O Trust and the consummation of the transactions contemplated thereby, including without limitation, the granting of the security interests in certain assets of the Reorganized Debtor; provided, however, that no such security interest granted by this Order or the Plan shall alter, affect or subordinate the existing security interest of the CSFB Lenders under the CSFB Facility in the event that the CSFB Facility is not paid in full and replaced by, in part, the Exit Financing Facility, and all such documents shall, upon execution, be valid, binding and enforceable agreements in accordance with their terms and not be in conflict with any federal or state law.

        3.    Binding Effect.    In accordance with Section 1141(a) of the Bankruptcy Code, the Plan and its provisions shall be, and hereby are, binding upon the Debtor, any Person acquiring or receiving a distribution under the Plan, any entity issuing securities under the Plan, any lessor of property to the Debtor, any lessee of property from the Debtor, any creditor of the Debtor and any holder of a Claim against or Equity Interest in the Debtor, and their respective successors and permitted assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted or rejected the Plan, or will or will not receive a distribution under the Plan.

        4.    Transfers Free and Clear of Liens and Exemption From Transfer Taxes.    As set forth in Section 14.2 of the Plan, in accordance with Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, including, without limitation, the New Common Stock, or the making or delivery of an instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, may not be taxed under any law imposing a stamp or similar tax.

        5.    Acceptance and Execution of Plan Documents.    Without in any manner limiting the relief granted pursuant to the preceding decretal paragraph, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument under the Plan is to be recorded is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

        6.    Issuance of New Securities.    Pursuant to the Plan, the Debtor is authorized to issue the New Common Stock and the Warrants, without the need for any corporate action or action by the Debtor's shareholders or Board of Directors.

        7.    Allowance of Unsecured Note Claims.    Under Section 4.7(b) of the Plan, as of the Effective Date, the Unsecured Note Claims shall be deemed allowed in the aggregate amount of $898,264,683, which includes accrued and unpaid interest on the Unsecured Note Claims relating to the period up to but not including the Petition Date.

        8.    Cancellation of Unsecured Notes and Related Instruments.    Pursuant to Section 4.7 of the Plan, as of the Effective Date: (i) all Unsecured Notes shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under the Unsecured Notes, the Unsecured Notes Indentures and all other agreements, instruments and documents evidencing the

Unsecured Notes and the rights of the holders thereof, are hereby cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such Unsecured Notes Indentures and other agreements that govern the rights of holders of the Unsecured Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan, as provided in the Plan, and allowing such Indenture Trustee, agent or servicer to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 of the Plan. Without limiting the foregoing, each holder of an Unsecured Note Claim is hereby deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the Unsecured Notes and the release of any and all Claims it may have with respect to any property or assets of the Debtor and/or the Reorganized Debtor.

        9.    Allowance of Unsecured Subordinated Notes represented by the TOPrS Notes and Related Instruments.    Under Section 4.8(a)(i) of the Plan, as of the Effective Date, the Unsecured Subordinated Note Claims represented by the TOPrS Notes shall be deemed Allowed in the aggregate amount of $321,069,399, which amount shall include accrued and unpaid interest on the TOPrS Notes relating to the period up to but not including the Petition Date.

        10.    Cancellation of Unsecured Subordinated Notes represented by the TOPrS Notes and Related Instruments.     Pursuant to Section 4.8 of the Plan, as of the Effective Date: (i) all Unsecured Subordinated Notes represented by the TOPrS Notes shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under the Unsecured Subordinated Notes represented by the TOPrS Notes, the Unsecured Subordinated Notes Indentures and all other agreements, instruments and documents evidencing the Unsecured Subordinated Notes represented by the TOPrS Notes and the rights of the holders thereof, including any related Claims and Causes of Action, including, but not limited to, fraudulent transfer claims against the Debtor, are hereby cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such Unsecured Subordinated Notes Indentures and other agreements that govern the rights of holders of the Unsecured Subordinated Notes represented by the TOPrS Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan, as provided in the Plan, and allowing such Indenture Trustee, agent or servicer to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 of the Plan. Without limiting the foregoing, each holder of an Unsecured Subordinated Note Claim is hereby deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the Unsecured Subordinated Notes represented by TOPrS Notes and the release of any and all Claims it may have with respect to any property or assets of the Debtor and/or the Reorganized Debtor except as expressly provided in the Plan.

        11.    Allowance of Unsecured Subordinated Notes and other Claims represented by the QUIPS Notes and Related Instruments.    Claims of the QUIPS holders shall be deemed allowed as provided for under Section 4.8(b) of the Plan.

        12.    Cancellation of Unsecured Subordinated Notes represented by the QUIPS Notes and Related Instruments.

          a.     Except as provided in paragraph 12(b) below with respect to, and only with respect to, those Claims or Causes of Action that are currently pending in the QUIPS Litigation and being pursued by those holders of the Unsecured Subordinated Notes represented by the QUIPS Notes who chose or are deemed to have chosen Option 2 pursuant to Section 4.8(b) of the Plan, and as of the Effective Date: (i) all Unsecured Subordinated Notes represented by the QUIPS Notes shall be cancelled and deemed null and void and of no further force and effect, and (ii) all obligations of any Person under the Unsecured Subordinated Notes represented by the QUIPS Notes, the QUIPS Indentures and all other agreements, instruments and documents evidencing the Unsecured Subordinated Notes represented by the QUIPS Notes and the rights of the holders thereof, including any Claims and Causes of Action, related thereto or arising thereunder are hereby cancelled, released, terminated, and deemed null and void and of no further force and effect (all without further act or action by any Person), except that such QUIPS Indentures and other agreements that govern the rights of holders of the Unsecured Subordinated Notes represented by the QUIPS Notes shall continue in effect solely for the purposes of allowing the

  Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan, as provided in the Plan, and allowing such Indenture Trustee, agent or servicer to enforce its Indenture Trustee Charging Lien, as more particularly described in Section 5.18 of the Plan. Without limiting the foregoing, each holder of an Unsecured Subordinated Note Claim is hereby deemed to consent to the cancellation and release of any guarantee, instrument, agreement or other documents respecting payment of the QUIPS Notes and the release of any and all Claims that it may have with respect to any property or assets of the Debtor and/or the Reorganized Debtor.

          b.     For those holders of Unsecured Subordinated Notes represented by the QUIPS Notes who have chosen Option 2, such holders shall, in accordance with Section 4.8(b)(ii)(2) of the Plan, now be deemed to hold disputed General Unsecured Claims against the Debtor (i.e. Class 9 Claims) in the amount of the indebtedness evidenced by such holders' QUIPS Notes, and shall be entitled to receive a Pro Rata Share of recoveries from the QUIPS Litigation, if any, upon resolution of such QUIPS Litigation, without the necessity of becoming plaintiffs in the QUIPS Litigation so long as the Indenture Trustee shall be a plaintiff in the QUIPS Litigation or as may be approved by the Court. The QUIPS Notes and related instruments shall remain valid against the Debtor for the limited purposes of permitting the pursuit of those Claims or Causes of Action that are currently pending in the QUIPS Litigation and the Debtor hereby recognizes that the cancellation of the QUIPS Notes hereunder shall not be a defense to the QUIPS Litigation for any purpose.

        13.    Cancellation of Other Equity Interests.    On the Effective Date, all Equity Interests shall be deemed canceled, annulled and extinguished and all other agreements, instruments and documents evidencing the Equity Interests and the rights of the holders thereof, shall be automatically cancelled and deemed null and void and of no further force and effect (all without further act or action by any Person) and holders of Equity Interests shall not be entitled to receive or retain any property or interest in property under the Plan on account of such Equity Interest.

        14.    Cessation of Trading.    Related to the provisions of Paragraphs, 8, 10, 12 and 13 above, the trading of the Unsecured Notes, Unsecured Subordinated Notes and Equity Interests shall cease at 5:00 p.m. (EST) on the Effective Date.

        15.    Securities Laws Exemption.    Pursuant to Section 5.17 of the Plan, the New Common Stock, the Warrants and other securities that may be deemed to be issued pursuant to or in connection with the Plan shall be exempt from registration requirements to the maximum extent permitted by Section 1145 of the Bankruptcy Code and applicable non-bankruptcy laws.

        16.    Indenture Trustees' Charging Lien.    On the Effective Date, the Reorganized Debtor is hereby authorized to pay the Indenture Trustees' Fees and Expenses in full and in Cash, in an amount to be agreed upon among the Debtor and each of the Indenture Trustees. In the event that the parties cannot reach an agreement on the amount thereof, any disputed amount shall be determined by the Court, pursuant to Section 503 of the Bankruptcy Code, and in accordance with the terms of the applicable Indenture. Otherwise, the Indenture Trustees shall not be required to file an application with the Court for payment of Indenture Trustees' Fees and Expenses. Upon receipt of payment by any Indenture Trustee of Indenture Trustees' Fees and Expenses, any Indenture Trustee Charging Lien under the applicable Indenture shall automatically be deemed released to the extent of payment on account of Indenture Trustees' Fees and Expenses; to the extent any Indenture Trustees' Fees and Expenses are not paid by the Reorganized Debtor (whether as a result of disagreement between the Indenture Trustee and the Reorganized Debtor, and/or following determination by the Bankruptcy Court) the Indenture Trustee Charging Lien of such Indenture Trustee shall not be impaired. Such payments shall be in full and final satisfaction of all pre- and post-petition Claims of the Indenture Trustees. Subject to the Reorganized Debtor's obligations under Section 5.18 of the Plan, distributions to holders of Unsecured Notes, Unsecured Subordinated Notes, the South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims or the Montana Pollution Control Bond Obligation Claims pursuant to the Plan will not be reduced on account of payments made to the Indenture Trustees, as applicable, on account of the Indenture Trustees Charging Liens.

        Notwithstanding the above, on the Effective Date, and subject only to the review of the fee auditor appointed in this Chapter 11 Case, the Debtor, and/or the Reorganized Debtor, as the case may be, is hereby authorized to pay Harbert and Wilmington Trust an aggregate amount of $2.25 million on account of their legal, advisory, consulting and other professional fees and expenses, which amount shall be allocated among Harbert and Wilmington Trust by agreement between Harbert and Wilmington Trust. Notwithstanding anything set forth herein, the fees of Goldin Associates shall not be subject to review by the fee auditor appointed in this Chapter 11 Case. Neither Wilmington Trust nor Harbert shall be required to file an application with the Court for payment of such fees and expenses, provided that to the extent that the aggregate legal, advisory, consulting and other professional fees and expenses incurred by Harbert and Wilmington Trust exceed $2.25 million, Harbert and Wilmington Trust (and their professionals) may seek reimbursement of such fees and expenses by submitting an application to the Court pursuant to Section 503(b) of the Bankruptcy Code, provided that the Creditors' Committee reserves the right to object to such application or applications as set forth in Section 5.18 of the Plan. Notwithstanding anything set forth herein, if the fees and expenses of Wilmington Trust are not reimbursed in full by the estate, the deficiency shall be paid out of the distributions received by Wilmington Trust on behalf of the Class 8(a) Claims. The Plan provides that Wilmington Trust shall have the right (but not the obligation) to sell in the public market that portion of the 6.60% of the New Common Stock distributed to Class 8(a) and received by Wilmington Trust as a distribution to the extent necessary to pay legal and advisory fees and expenses incurred by Wilmington Trust that are not otherwise reimbursed by the Debtor's estate.

        If the fees and expenses of the respective Indenture Trustees (other than Wilmington Trust as noted above) are not reimbursed in full by the Debtor, then any deficiency may be paid out of the distributions received by the respective Indenture Trustee on behalf of their respective class claimants. Such Indenture Trustee shall have the right, but not the obligation, to sell into the public market any portion of the New Common Stock distributed to its respective class claimants and received by the Indenture Trustee as a distribution to the extent necessary to pay legal and advisory fees and expenses incurred by the Indenture Trustee that are not otherwise reimbursed by the Debtor.

        Notwithstanding anything to the contrary in this Order or the Plan, the Reorganized Debtor shall pay in the ordinary course of the Reorganized Debtor's business the reasonable fees and expenses of the Indenture Trustees after the Effective Date in connection with the Distributions to holders of the Unsecured Notes, the Unsecured Subordinated Notes, the South Dakota Pollution Control Bond Claims, Gas Transition Bond Claims or the Montana Pollution Control Bond Claims under the Plan. Nothing in Section 5.19 of the Plan shall be deemed to limit the obligations of the Reorganized Debtor to the trustee under the indentures with respect to any Secured Bonds which are Reinstated under the provisions of the Plan.

        17.    Creation of the D&O Trust.    On the Effective Date, the D&O Trust shall be created in accordance with the Plan and the D&O Trust Documents. The D&O Trust shall be a "qualified settlement fund" within the meaning of Section 468B of the Internal Revenue Code and the regulations issued thereunder. On the Effective Date, all right, title and interest in and to the D&O Trust Assets and any proceeds or Causes of Action thereunder shall be transferred to and vested in the D&O Trust, free and clear of all Claims, Equity Interests, Encumbrances and other interests of any Person without further action of any Person.

        18.    Transfer of Claims and Demands to the D&O Trust.    On the Effective Date, all liabilities, obligations, and responsibilities relating to all D&O Trust Claims shall be transferred to the D&O Trust.

        19.    Discharge of Liabilities to Holders of D&O Trust Claims.    Except as provided in the Plan Documents, as amended by the Debtor on October 4, 2004 [Dkt. No. 2157], and the Confirmation Order, the transfer to, vesting in, and assumption by the D&O Trust of the D&O Trust Assets and the D&O Insurance Assignment, as amended by the Debtor on October 4, 2004 [Dkt. No. 2157], as contemplated by the Plan, the D&O Protected Parties Settlement Agreement, as amended by the Debtor on October 4, 2004 [Dkt. No. 2157], and the Insurance Assignment Agreement, as amended by the Debtor on October 4, 2004 [Dkt. No. 2157], among other things, on the Effective Date shall, and hereby does, (a) discharge, release and extinguish all obligations and liabilities of the Debtor and the Reorganized Debtor for and in respect of all D&O Trust Claims, and (b) discharge, release and extinguish all obligations and liabilities of the Released Parties for and in respect of all D&O Trust Claims. On the Effective Date, the D&O Trust shall assume liability for any D&O Trust Claims that arise out of the D&O Proceedings and shall pay the D&O Trust Claims and Defense Costs in accordance with the TDP.

        20.    D&O Trust Channeling Injunction.    The sole recourse of the holder of a D&O Trust Claim in respect of such Claim shall be the D&O Trust pursuant to the provisions of the D&O Trust Channeling Injunction and the TDP, and such holder shall have no right whatsoever at any time to assert its D&O Trust Claim against the Debtor, the Reorganized Debtor or any Released Party or any property or interest in property of the Debtor, the Reorganized Debtor or any Released Party; provided, however, that neither the D&O Trust Channeling Injunction nor the D&O Insurance Entity Injunction shall apply to the holders of the QUIPS, to the extent that such holders did not consent to the releases.

        21.    Reinstatement of Unimpaired Secured Claims.    Each holder of an Allowed Bank One DIP Financing Claim, CSFB Financing Claim, Secured Bondholder Claim, or Other Secured Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge thereof, full Reinstatement of such Allowed Claim, except to the extent that any of the aforementioned claims are paid in full or paid in accordance with the Exit Financing Facility.

        22.    Corporate Action, New Incentive Plan and Management Compensation.    On the Effective Date, all matters provided for under the Plan that would otherwise require further action by the directors or stockholders of the Debtor or the Reorganized Debtor, including, without limitation: (i) the adoption of the Reorganized Debtor Charter and by-laws; (ii) removal of existing directors and the initial selection of directors and officers of the Reorganized Debtor; and (iii) the distribution of Cash and the issuance and distribution of New Common Stock and Warrants pursuant to the Plan; and (iv) implementation of the New Incentive Plan, including the Special Recognition Grants to management employees provided in Section 9.3(b) of the Plan, were actual, necessary costs and expenses of preserving the bankruptcy estate and shall be deemed to have occurred, be authorized, and be in effect from and after the Effective Date in each case without further action under applicable law, regulation, order, or rule, including without limitation, any action by the stockholders of the Debtor or the Reorganized Debtor.

        Other than as provided in Section 9.3(b) of the Plan, the New Board, in its sole discretion, shall be authorized to decide all other issues related to the New Incentive Plan and management compensation including, but not limited to, employment agreements, base salaries, change of control provisions, short and long-term incentives, benefits and the like as is normal and customary for senior management of corporations similar to Reorganized Debtor.

        23.    Reorganized Debtor Corporate Structure.    The Reorganized Debtor is hereby directed to "ring fence" its regulated energy and utility business and assets in that such assets and businesses will be owned by the Reorganized Debtor as the parent company. All of the Debtor's and the Reorganized Debtor's non-regulated energy related or other businesses will be held in wholly owned subsidiaries of the Reorganized Debtor. Such wholly owned subsidiaries will have no employees of their own, but will be served by the Reorganized Debtor's utility employees whose costs will be charged to the non-regulated subsidiaries through intercompany transfer pricing, which pricing mechanisms shall be subject to review by the regulatory commissions having jurisdiction over the Reorganized Debtor's rates. Any debt incurred by the non-regulated subsidiaries' operations will be incurred at the subsidiary level and will be non-recourse to the Reorganized Debtor.

        24.    Amendment or Modification of the Plan of Reorganization.    The Plan may be altered, amended or modified at any time before or after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. The Debtor specifically reserves the right to amend or modify the Plan in the event that the Court or the District Court either does not approve, in total, the settlement of the Class Action pursuant to the proposed Class Action Settlement Documents, or approves the proposed settlement of the Class Action but limits the parties to whom the Debtor may give releases pursuant to such settlement. In such event, the Debtor's claims against any parties not released as proposed in the Class Action Settlement Documents shall be preserved for the benefit of the Debtor's creditors and Estate and the Plan, as may be amended, may provide a mechanism reasonably satisfactory to the Creditors' Committee to prosecute and/or preserve such claims for the benefit of the Debtor's Estate. The Debtor may, with notice to the Creditors' Committee, the DIP Lenders and the CSFB Lenders, but without notice to holders of Claims or Equity Interests insofar as it does not materially and adversely affect the interests of any such holders, correct any defect or omission in the Plan and any exhibit hereto or in any Plan Document.

        25.    Distributions to Holders as of the Record Date.    As of the close of business on October 20, 2004 (the "Record Date"), the claims register (for Claims) and the transfer ledgers (for Secured Notes and Unsecured Notes) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtor and Reorganized Debtor shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the close of business on the Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 7.1 of the Plan) with only those holders of record as of the close of business on the Record Date.

        26.    Distributions to Class 10.    Each holder of an Allowed Convenience Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (i) Cash equal to the amount of the Allowed Convenience Claim up to $20,000, on or as soon as practicable after the later of (1) sixty (60) days after the Effective Date and (2) the date that is ten (10) Business Days after a Class 2 Unsecured Priority Claim becomes an Allowed Convenience Claim by a Final Order; or (ii) such other treatment as the Debtor and such holder shall have agreed upon in writing.

        The Debtor shall file a schedule of convenience class claims at least five (5) days prior to the Effective Date. Such schedules shall include the holder of the Allowed Convenience Claim and the amount of such Allowed Convenience Claim. On or before the Effective Date, the Debtor shall segregate the funds necessary to pay the scheduled Allowed Convenience Claims into a segregated account. Parties-in-interest shall have ten (10) days from the date of filing of the schedule of convenience class claims to file objections to the amount of the Allowed Convenience Claim. Within sixty (60) days after the Effective Date or as soon thereafter as practicable, the Debtor shall pay such Allowed Convenience Claims so long as no objections have been filed to such Claim or the parties have agreed to an Allowed Convenience Claim amount.

        27.    Disputed Claims Reserve.    The Reorganized Debtor is hereby directed to maintain the Disputed Claims Reserve equal to the aggregate of any distributable amounts of New Common Stock equal to the relevant percentage of the Distributions to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims in the amount of such Disputed Claim or such lesser amount as required by a Final Order. The Debtor shall establish an initial reserve of 13.5% of New Common Stock allocated to Class 7 and Class 9 for the Disputed Claims Reserve and such reserve may be subject to adjustment prior to the Effective Date pursuant to Section 7.5 of the Plan. As to PPLM, its reserve has been established pursuant to the PPLM Stipulation [Dkt. No. 2183] entered by the Court on October 6, 2004. In the event the Cornerstone Settlement is not approved, the Reorganized Debtor shall increase both the Disputed Claim Reserve and the reserve of New Common Stock for the Disputed Claim Reserve in connection with the disputed Cornerstone claims in the amount of the Cornerstone claims or such lesser amount as may be agreed to by the parties or established by the Court.

        28.    Releases, Injunctions and Exculpations.    The discharge, injunction, release and exculpation and other provisions contained in Article X of the Plan are approved in all respects, in accordance with the terms and conditions of this Order, and are fair, equitable, reasonable and in the best interests of the Debtor, its Estate, its creditors and other parties-in-interest in the Chapter 11 Case.

        29.    No Release for Certain Netexit Parties.    Notwithstanding any language to the contrary contained in the Plan, Confirmation Order and/or Plan Documents including, but not limited to, the D&O Trust Documents, no provision shall release the officers, directors, assignees, agents, employees, or attorneys of the Netexit Debtors from liability to the Netexit Debtors, or any creditor, trustee or the Official Committee of Unsecured Creditors appointed in the Netexit Cases, except to the extent any such claim, right or Cause of Action may be characterized as a D&O Proceeding or covered by the D&O Policies, the D&O Trust Channeling Injunction or the D&O Insurance Entity Injunction.

        Notwithstanding any provision to the contrary in the Plan or this Confirmation Order, the Debtor's claims asserted against the Netexit Debtors shall not be released or discharged.

        30.    No Release, Discharge, Injunction as to Richard Hylland.    Notwithstanding any provision to the contrary set forth in the Plan, nothing in the Plan or this Confirmation Order shall be deemed to release, discharge or otherwise affect the Debtor's or Reorganized Debtor's rights to assert Claims or Causes of Action against Richard Hylland (excluding Claims for rights of indemnification and contribution with respect to the Class Action and D&O Proceedings), or defenses to any Claims which Richard Hylland has asserted or may assert against the Debtor.

        31.    No Release for Magten Asset Management Corporation.    Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, the Plan documents, or this Confirmation Order, no provision shall release Magten Asset Management Corporation, or any of its respective present or former Affiliates, officers or directors, or any of their respective present or former stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, agents or Professionals in their capacities as such.

        32.    Mutual Releases with Respect to Wilmington Trust and Harbert.    As of the Effective Date and other than with respect to Distributions provided for in Section 4.8 of the Plan on account of their respective Allowed Unsecured Subordinated Note Claims and as part of the compromise and settlement with respect to Distributions to Class 8(a) provided for in the Plan, any and all Claims and Causes of Action both known and unknown on behalf of Harbert and Wilmington Trust, individually and collectively on the one hand, and on behalf of the Debtor, the Reorganized Debtor and the Creditors' Committee, on the other hand, and each of the foregoing respective Affiliates and their parents, subsidiaries, officers, directors or any of their former or present stockholders, members (in their capacity as members only), employees, advisors, attorneys, financial advisors, accountants, auditors, agents or Professionals in their capacities as such, shall be deemed forever mutually released and discharged from any and all known and unknown Causes of Action of any nature that any Person may have asserted, or could have asserted or could in the future assert, directly or indirectly, against each of Harbert, Wilmington Trust and the Debtor, the Reorganized Debtor and the Creditors' Committee, respectively, specifically including but not limited to claims and issues which have been raised by Harbert and Wilmington Trust concerning the Debtor's filings with respect to and claims of an exemption under PUHCA; provided, however, that any claims which Wilmington Trust may have in respect of an Indenture Trustee Charging Lien or that Wilmington Trust and/or Harbert may have pursuant to Section 5.18 herein are excluded from the forgoing releases subject to any objections that the Debtor, the Reorganized Debtor or the Creditors' Committee may assert thereto.

        33.    No Release as to Pension Plans.    Notwithstanding any language to the contrary in the Debtor's Plan, nothing in the Plan or this Confirmation Order shall be construed as releasing, discharging, or otherwise relieving the Debtor or any other party who may be a fiduciary with respect to the Pension Plans of any potential liability for breaches of fiduciary duties owed to the Pension Plans under ERISA.

        34.    No Release as to the Securities and Exchange Commission.    Notwithstanding any language to the contrary in the Debtor's Plan, nothing in the Plan or this Confirmation Order shall release any non-Debtor, including any officer and/or director of the Debtor and/or any Non-Debtor included in the Released Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action brought by such governmental unit against such person(s).

        35.    No Injunction Against or Impairment of Claims of Goldman Sachs & Co. or Milbank Tweed Hadley & McCloy LLP Against Non-Debtors.    Notwithstanding any language to the contrary in the Debtor's Plan, nothing in the Plan or this Confirmation Order enjoins, releases or otherwise impairs any claim of Goldman Sachs & Co. or Milbank Tweed Hadley & McCloy LLP against any person or entity other than the Debtor and the Reorganized Debtor or otherwise limits any defense, setoff, counterclaim or cross claim either may have against any person or entity, except that any recovery by Goldman Sachs & Co. or Milbank Tweed Hadley & McCloy LLP on such counterclaim or cross claim against the Debtor or Reorganized Debtor shall be limited by the Plan.

        36.    Preservation of Rights of TA Debtors.    Notwithstanding any provisions of the Plan to the contrary, confirmation of the Plan and the occurrence of the Effective Date thereunder shall not: (i) affect or in any way impede or diminish any rights, if any, that the TA Debtors may have with respect to certain insurance policies held in the name of the Montana Power Company, (ii) affect any setoff rights that have been asserted previously in a timely filed proof of claim or a motion filed prior to confirmation of the Plan; and (iii) limit or release in any way any claims of the TA Debtors against any individual who previously served as an officer or director of any of the TA Debtors, or their present or former predecessors, in such individual's capacity as an officer or director of such TA Debtor.

        37.    Limitations of Releases, Exculpation, Discharge and Injunction.    Except as specifically provided for in the Plan, the releases, exculpation, discharge and injunctions (other than the D&O Trust Channeling Injunction and the D&O Insurance Entity Injunction) with respect to non-Debtor third parties are hereby approved and shall be effective only as to those holders of Claims and Interests which vote to accept the Plan and mark their respective ballots in the place provided consenting and agreeing to the release, exculpation, discharge and injunction provisions of the Plan. The releases, exculpation, discharge and injunctions provided for in the Plan shall not be effective with respect to those releases and settlement of claims proposed to be released and settled under the Class Action Settlement Documents in the event that both this Court and the District Court do not approve such proposed settlement by final, non-appealable judgment and/or order, or approve the settlement on the condition that the Debtor limit the parties to whom the Debtor may give releases pursuant to such Class Action Settlement Documents.

        In the event the Class Action Settlement is not approved by the District Court and does not become effective: (a) the Plan and any proposed Order confirming the Plan (i) will not release any non-Debtor defendants in the Securities Litigation or any non-Debtor for that matter, from the claims asserted or to be asserted in the Securities Litigation; and (ii) will not affect, in any way, the Class Claimants' rights to obtain relief for their claims in the Securities Litigation; (b) the Lead Plaintiffs and the Class Claimants shall retain their rights to pursue their claims and access the proceeds of any available D&O Policies that provide coverage for the claims asserted in the Securities Litigation; and (c) the Debtor's current and former officers and directors, financial advisors, accountants, auditors, agents or professionals will not be released and discharged from any cause of action in connection with the Class Action.

        38.    Exit Financing Facility Documents.    Pursuant to the Order Authorizing the Debtor to Enter into Certain Agreements Related to Exit Financing Facility and to Pay Fees in Connection Therewith Pursuant to 11 U.S.C. §§ 105, 107(b) and 363(b) and Bankruptcy Rule 9018 entered on September 22, 2004 (the "Commitment Letter Order"), and the Financing Regulatory Orders, the Debtor was authorized to enter into the Commitment Letter dated August 12, 2004 (the "Commitment Letter"). The Commitment Letter indicated that the liens securing the Exit Financing Facility will be secured by new first mortgage bonds which, in part, shall replace the CSFB Facility Montana First Mortgage Bonds and the CSFB Facility South Dakota First Mortgage Bonds, however, nothing in this Order, the Plan or the Commitment Letter Order shall in any way alter, affect or subordinate the existing security interests of the CSFB Lenders granted under the CSFB Facility in the event the CSFB Facility is not paid in full and replaced by, in part, the Exit Financing Facility. The Montana Indenture shall constitute a first lien on the Montana utility business assets (and on such related or other assets as provided in the Montana Indenture) now existing and after-acquired subject to the exceptions permitted by the Montana Indenture. The South Dakota Indenture shall constitute a first lien on the South Dakota, North Dakota, Iowa and Nebraska utility business assets (and on such related or other assets as provided in the South Dakota Indenture) now existing and after-acquired subject to the exceptions permitted by the South Dakota Indenture.

        Consistent with Sections 1.157 and 5.2 of the Plan, nothing contained in this Order, the Plan, or the Exit Financing Facility Documents shall in any way violate any Secured Bonds indenture covenants or otherwise alter, affect, or subordinate the existing security interests in or liens (the "Bond Liens") upon any of the Debtor's assets (or the priority thereof) granted under, in respect of, or in connection with the Secured Bonds, or the indentures, security agreements, or other documents entered into in connection with the issuance of Secured Bonds (collectively, the "Secured Bond Documents").

        The new first mortgage bonds or any other instrument securing the Exit Financing Facility shall not bear the legend requested by Magten and/or Law Debenture. Any objection to the Exit Financing Facility or confirmation of the Debtor's Plan, in particular the objections of Magten and/or Law Debenture, requesting that such instruments bear a legend is overruled.

        39.    Post-Effective Date Authority.    On or after the Effective Date, the Reorganized Debtor shall be authorized to use, acquire and dispose of property and compromise or settle any post-Effective Date claims or interests without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or this Order.

        40.    Term of Injunctions or Stay.    Unless otherwise provided in the Plan or this Order, all injunctions or stays provided for in the Chapter 11 Case pursuant to Section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the date hereof, will remain in full force and effect until the Effective Date.

        Each of the injunctions relating to the D&O Proceedings and the D&O Trust as set forth in the Plan are hereby approved and shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by the Plan. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

        Any and all injunctions contemplated by the Plan shall be limited to the extent necessary to permit the Debtor and/or the TA Debtors, or any trustee, agent or committee of creditors acting on behalf of or in the place of the Debtor and/or the TA Debtors, to commence and litigate any and all Claims or Causes of Action with respect to the alleged ownership interests in the MPC Policies.

        41.    Revesting of Assets.    Except as otherwise provided by the Plan, pursuant to Section 1141(b) of the Bankruptcy Code, on the Effective Date, title to all properties and assets of the Debtor and its Estate shall vest in the Reorganized Debtor free and clear of all liens, claims and encumbrances, except as expressly provided in the Plan, and this Order shall be a judicial determination of discharge and extinguishment of all such Claims, Liens, or Equity Interests.

        Nothing in the Plan or this Order releases or nullifies any liability to a governmental entity under police and regulatory statutes and regulations that any entity would be subject to as the owner or operator of property after the Effective Date. Nothing in the Plan or this Order shall release, discharge, or preclude any Claim that arises after the Effective Date that the United States Environmental Protection Agency or any state environmental agency may have against the Debtor or any remedies of the United State Environmental Protection Agency or state environmental agencies that are not within the definition of Claim as set forth in Section 101(5) of the Bankruptcy Code.

        42.    Revesting of Railroad Permits in Reorganized Debtor's Name.    On the Effective Date, or as soon thereafter as practicable, the Disbursing Agent shall be authorized to pay $1,000 to Burlington Northern Santa Fe Railroad Company, Montana Rail Link, Inc., Montana Western Railway Company, and Rarus Railway Company and the Reorganized Debtor shall receive blanket assignment of all permits currently held in the name of Montana Power Company or NorthWestern Energy, LLC.

        43.    Full and Final Satisfaction.    Notwithstanding anything to the contrary in this Order or the Plan, upon receipt of and acceptance of a full and final Distribution from the Reorganized Debtor, any and all Claims and Causes of Action as between the Debtor and the claimant accepting the Distribution shall be fully and finally resolved.

        44.    Avaya Indemnification Obligation.    On November 24, 2003, the Court entered an Order Authorizing the Debtor to Incur and Perform Obligations Under the Expanets, Inc. Asset Purchase Agreement and All Ancillary Documents and Granting Related Relief. Pursuant to such order and this Confirmation Order, the Debtor has and is hereby deemed to assume the indemnification obligations detailed in the documents executed in connection with the sale of the Netexit, Inc.'s assets to Avaya, Inc.

        45.    Plan Documents.    All Persons holding Claims or Equity Interests which are dealt with under the Plan, including, without limitation, the D&O Protected Parties Settlement Agreement and the Insurance Assignment Agreement, shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, effectuate and consummate the Plan in accordance with its terms, and all such Persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan, whether or not such documents actually have been executed by such Persons.

        46.    Executory Contracts and Unexpired Leases.    Any unexpired lease or executory contract that has not been expressly assumed or rejected by the Debtor (or otherwise treated by the Plan) shall be, and hereby are, deemed to have been assumed by the Debtor as of the Effective Date of the Plan.

        47.    Distributions of Cure Amounts.    The Debtor filed its Omnibus Motion for Court Approval to Assume Certain Executory Contracts Pursuant to Section 365 of the Bankruptcy Code and Granting Related Relief on September 22, 2004. The motion included the party to the contract to be assumed and the amount of the cure payment. On or before the Effective Date, the Debtor shall segregate the funds necessary to pay the cure amounts, including sufficient funds to pay any disputed cure amounts in full, into a segregated account. Within sixty (60) days after the Effective Date or as soon thereafter as practicable, the Debtor shall pay such cure amounts so long as no objections have been filed to such cure amounts or the parties have agreed to a different cure amount.

        48.    Payment of Fees and Expenses of the MPSC and MCC.    Pursuant to the Order Approving Stipulation and Settlement Agreement Among Debtor, Montana Public Service Commission and Montana Consumer Counsel entered on July 19, 2004 [Dkt. No. 1706], the Debtor shall pay professional fees and expenses of the Montana Public Service Commission, Montana Consumer Counsel and the Montana Attorney General in the amount of approximately $2,297,768.86 as of May 31, 2004 and any additional fees and expenses of such parties incurred through the Effective Date. Such fees and expenses shall be paid pursuant to Section 1129(a)(4) of the Bankruptcy Code and such payments will be made no later than the Effective Date. The Montana Public Service Commission, Montana Consumer Counsel and the Montana Attorney General shall not be required to file an application with the Court for payment of such fees and expenses.

        49.    Written Verification of Material Non-Public Information for Wilmington Trust and Harbert.    On the Effective Date, the Debtor shall deliver to Wilmington Trust and Harbert written verification that all material non-public information that has been disclosed to Wilmington Trust and/or Harbert by the Debtor and its advisors prior to the Effective Date has been publicly disclosed (pursuant to the Disclosure Statement or otherwise).

        50.    Effect of Failure of Conditions.    In the event that one or more of the conditions specified in Section 11.2 of the Plan have not occurred on or before 120 days after the Confirmation Date, upon notification submitted by the Debtor to the Court, counsel for the Creditors' Committee, counsel for the DIP Lenders, and counsel for the CSFB Lenders (a) this Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

        51.    Retention of Jurisdiction.    This Court hereby retains jurisdiction of this Chapter 11 Case pursuant to, to the extent and scope of, and for the purposes set forth in Article XIII of the Plan.

        52.    Professional Fees.    All Persons seeking an award by the Court of Professional Fees, or of compensation for services rendered to the Debtor or a Committee or reimbursement of expenses incurred through and including the Effective Date under Sections 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5) of the Bankruptcy Code, (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date within thirty (30) days after the Effective Date, and (b) if granted such an award by the Court, shall be paid in full in such amounts as are Allowed by the Court (i) on the later of the Effective Date or the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Claim and the Debtor or, on and after the Effective Date, Reorganized Debtor, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Court. Parties-in-interest shall have thirty (30) days after the filing of a final fee application to object to such fee application. All Professional Fees for services rendered in connection with the Chapter 11 Case and the Plan after the Effective Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved hereunder and the resolution of Disputed Claims, shall be paid by the Reorganized Debtor upon receipt of an invoice therefore, or on such other terms as Reorganized Debtor may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If the Reorganized Debtor and any Professional cannot agree on the amount of post-Effective Date fees and expenses to be paid to such Professional, such amount shall be determined by this Court.

        53.    [Final Fee Application Hearing.    A hearing to consider final Professional Fee applications shall be held before this Court on December 9, 2004 at 9:00 a.m., or as soon thereafter as counsel can be heard.]

        54.    Notice.    Notice of entry of this Order and of the Effective Date of the Plan, substantially in the form annexed hereto as Exhibit A (which notice is hereby approved in all respects) shall be, and hereby is, deemed sufficient if (a) served by first-class mail within twenty (20) days following the Effective Date upon: (i) all person having filed a notice of appearance herein and (ii) all holders of Claims and Equity Interests which are impaired under the Plan and (b) published once in each of the following: (i) Great Falls Tribune; (ii) the Missoulian; (iii) New York Times; (iv) Rapid City Journal; (v) USA Today; (vi) The Wall Street Journal; (vii) Billings Gazette; and (viii) Argus Leader. A copy of this Order may also be obtained by submitting a written request for such document to the Debtor's noticing agent, Kurtzman Carson Consultants LLC, 12910 Culver Blvd., Suite I, Los Angeles, California 90066-6709; Attn: NorthWestern Corporation, or by viewing the documents on the noticing agent's website at http://www.kccllc.net/northwestern. In addition, copies of the this Order may be viewed on the Debtor's website, www.northwestern.com.

        55.    Effect of Reference to Plan in this Order.    The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision, and each provision of the Plan shall have the same validity, binding effect and enforceability as if fully set forth in this Order.

        56.    Headings.    Headings utilized herein are for the convenience of reference only, and shall not constitute a part of the Plan or this Order for any other purpose.

        57.    No Preclusive Effect.    In the event that the Plan does not become effective, no findings of fact entered by this Court in connection with confirmation of this Plan will have preclusive effect in connection with confirmation of any subsequently-filed plan of reorganization.

        58.    Reversal.    If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of the Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under, or in connection with, the Plan prior to receipt of written notice of such order by the Debtor. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order, the Plan, all documents relating to the Plan and any amendments or modifications to any of the foregoing.

        59.    Inconsistencies.    In the event of any discrepancies, inconsistencies or conflicts between the Plan or other document executed under or in connection with the Plan, the provisions of the Plan shall govern. In the event of any discrepancies, inconsistencies or conflicts between the Court's oral ruling on October 8, 2004 and this Order, the provisions of the Court's October 8, 2004 oral ruling shall govern.

        60.    Integration of Confirmation Order Provisions.    The provisions of this Order are integrated with each other and are non-severable and mutually dependent.

        61.    Final Order.    This Order is a Final Order and the period in which an appeal must be filed shall commence immediately upon the entry hereof. Notwithstanding Bankruptcy Rule 3020(e), this Order shall be effective and enforceable immediately upon entry hereof.

Dated: October 19, 2004 Wilmington, Delaware
/s/
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

NORTHWESTERN CORPORATION,	Case No. 03-12872 (CGC)

Debtor.

NOTICE OF (A) ENTRY OF ORDER CONFIRMING THE DEBTOR'S SECOND
AMENDED AND RESTATED PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE AND (B) THE OCCURRENCE
OF THE EFFECTIVE DATE

TO ALL HOLDERS OF CLAIMS,
HOLDERS OF INTEREST AND OTHER PARTIES IN INTEREST:

        PLEASE TAKE NOTICE, that on October    , 2004, an order (the "Confirmation Order") was entered by the Honorable Charles G. Case, United States Bankruptcy Judge, confirming, pursuant to the provisions of Title 11, United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code"), the Second Amended and Restated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") of NorthWestern Corporation, former debtor and debtor-in-possession (the "Debtor"). A copy of the Confirmation Order is on file with the Clerk of the Bankruptcy Court for the District of Delaware and is available for inspection at the Clerk's office during normal business hours and on the Court's website at www.deb.uscourts.gov. A copy of the Confirmation Order may also be obtained by submitting a written request for such documents to the Debtor's Noticing Agent, Kurtzman Carson Consultants LLC, 12910 Culver Blvd., Suite I, Los Angeles, California 90066-6709; Attn: NorthWestern Corporation, or by viewing the document on the noticing agent's website at www.kccllc.net/northwestern. In addition, copies of the Confirmation Order may be viewed on the Debtor's website at www.northwestern.com.

        PLEASE TAKE FURTHER NOTICE, that the Effective Date of the Plan occurred on November    , 2004.

Dated: Wilmington, Delaware
November , 2004
Respectfully submitted,
PAUL, HASTINGS, JANOFSKY & WALKER LLP 600 Peachtree Street Suite 2400 Atlanta, GA 30308 Jesse H. Austin, III Karol K. Denniston Telephone: (404) 815-2400
and
GREENBERG TRAURIG, LLP
Scott D. Cousins (No. 3079) Victoria Watson Counihan (No. 3488) William E. Chipman, Jr. (No. 3818) The Brandywine Building 1000 West Street, Suite 1540 Wilmington, DE 19801 Telephone: (302) 661-7000
Co-Counsel for the Debtor and Debtor-in-Possession

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Exhibit 2.2
ORDER CONFIRMING DEBTOR'S SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE